UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Gamida Cell Ltd.

the Securities Exchange Act of 1934

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

116 Huntington Avenue, 7th Floor, Boston, Massachusetts, 02116

September 13, 2023

Dear Shareholder,

You are cordially invited to attend an annual general meeting of the shareholders (the “Meeting”) of Gamida Cell Ltd. (the “Company”), to be held on Thursday, October 19, 2023, beginning at 10:00 a.m. Eastern time (5:00 p.m. Israel time) , at Cooley LLP, 55 Hudson Yards, 44th Floor, New York, New York 10001.

You may attend the Meeting in person or virtually via a live audio webcast. To attend the meeting virtually, please register for the live webcast of the Meeting at https://edge.media-server.com/mmc/p/ys2kkffj. Once registered, you will be provided with a personalized dial-in number and PIN. A replay of the webcast will be available for approximately seven days after the Meeting. No voting will be allowed during the webcast.

The Company’s notice of the Meeting, as published on Wednesday, September 13, 2023, and the proxy statement included within the following pages, describe in detail the matters to be acted upon at the Meeting. This notice and the accompanying proxy statement and proxy card are being first mailed to shareholders on or about September 20, 2023.

The Company has fixed the close of business on Monday, September 11, 2023 as the record date for the determination of shareholders entitled to notice of, and to vote on the matters proposed at, the Meeting and any adjournment or postponement thereof. The Company’s board of directors recommends a vote “FOR” each matter set forth in the notice.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Accordingly, after reading the enclosed Notice of Annual General Meeting of Shareholders and accompanying proxy statement, please sign, date and mail the enclosed proxy card by means of the envelope provided, or otherwise vote by telephone or over the internet in accordance with the instructions given in your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares at the Meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting of Shareholders
to Be Held on Thursday, October 19, 2023 at 10:00 a.m. Eastern Time (5:00 p.m. Israel Time).

Register for the Annual General Meeting
via https://edge.media-server.com/mmc/p/ys2kkffj.

The proxy statement and annual report to shareholders
are available at www.proxyvote.com.

The Company looks forward to seeing as many of you as can attend the Meeting.

Very truly yours,
/s/Shawn Tomasello
Shawn C. Tomasello
Chairwoman of the Board of Directors

i

GAMIDA CELL LTD.

116 Huntington Avenue, 7th Floor, Boston, Massachusetts
Tel: (617) 892-9080

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be held on Thursday, October 19, 2023

Notice is hereby given to the holders of ordinary shares, nominal value NIS 0.01 per share, of Gamida Cell Ltd. (the “Company”) in connection with the solicitation by the board of directors of the Company (the “Board”) of proxies for use at the annual general meeting of shareholders (the “Meeting”) to be held on Thursday, October 19, 2023, at 10:00 a.m. Eastern time (5:00 p.m. Israel time), at Cooley LLP, 55 Hudson Yards, New York, NY 10001.

To attend the Meeting virtually, please register for the live webcast of the Meeting at https://edge.media-server.com/mmc/p/ys2kkffj. Once registered, you will be provided with a personalized dial-in number and PIN. A replay of the webcast will be available for approximately seven days after the Meeting. No voting will be allowed during the webcast.

The Meeting is being called for the following purposes:

(1)	to elect Mr. Kenneth I. Moch and Mr. Jeremy Blank, each to serve as a Class II director of the Company, and to hold office until the close of business of the annual general meeting of shareholders to be held in 2026 and until each such individual’s successor is duly elected and qualified, or until each such individual’s earlier resignation or removal;

(2)	to approve the re-appointment of Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young Global, as the Company’s independent auditors for the fiscal year ending December 31, 2023 and until the next annual general meeting of shareholders to be held in 2024;

(3)	to approve an amendment to the Company’s compensation policy for its office holders;

(4)	to approve the compensation terms and equity awards for the Company’s Chief Executive Officer, Ms. Abigail Jenkins;

(5)	to approve the Amended Non-Executive Directors’ Compensation (as defined below); and

(6)	to approve the increase in the Company’s authorized share capital from NIS 2,250,000, divided into 225,000,000 ordinary shares to NIS 3,250,000, divided into 325,000,000 ordinary shares via the adoption of an amendment to Article 5.1.1 of the Company’s current Articles of Association (the “Articles”).

In addition, shareholders attending the Meeting will have an opportunity to review and ask questions regarding the financial statements of the Company for the fiscal year ended December 31, 2022. The Board recommends that the shareholders vote in favor of each of the above proposals.

The Company knows of no other business that will be presented at the Meeting. If any other matter properly comes before the shareholders for a vote at the Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

In accordance with the Israeli Companies Law 5759-1999, and regulations promulgated thereunder (the “Companies Law”), any shareholder of the Company holding at least 1% of the outstanding voting rights of the Company for the Meeting may submit to the Company a proposed additional agenda item for the Meeting, no later than Wednesday, September 20, 2023. To the extent that there are any additional agenda items that the Board determines to add as a result of any such submission, the Company will publish an updated agenda and proxy card with respect to the Meeting, no later than Wednesday, September 27, 2023.

The presence (in person or by proxy) of any one or more shareholders holding, in the aggregate, at least 33-⅓% of the voting power of the Company, constitutes a quorum for purposes of the Meeting. In the absence of the requisite quorum of shareholders within half an hour from the time appointed for the Meeting, the Meeting will be adjourned to Thursday, October 26, 2023, at the same time and place, unless otherwise determined at the Meeting in accordance with the Company’s Articles. At such adjourned meeting, the presence of one or more shareholders in person or by proxy within a half an hour from the time appointed for the adjourned meeting holding in the aggregate at least 33-⅓% of the voting power of the Company will constitute a quorum.

Only the Company’s shareholders of record at the close of business on Monday, September 11, 2023, are entitled to notice of, and to vote at, the Meeting, or at any adjournment or postponement thereof.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on a proposal, and disregarding abstentions from the count of the voting power present and voting (an “Ordinary Majority”), is necessary for the approval of each of the proposals being voted on at the Meeting.

In addition, to approve Proposal Three, one of the following two alternative voting requirements must be met as part of the Ordinary Majority (such approval, a “Special Majority”):

●	the affirmative vote of non-controlling, disinterested shareholders holding a majority of the ordinary shares held and voted at the Meeting by all non-controlling, disinterested shareholders, and disregarding abstentions and broker non-votes from the count of the voting power present and voting; or

●	that the total number of shares held by non-controlling, disinterested shareholders and voted against the applicable proposal does not exceed 2% of the aggregate voting rights in the Company (whether or not present and voting on such proposal).

For purposes of the Special Majority approval, the following definitions apply:

“Controlling shareholder” is any shareholder that has the ability to direct the Company’s activities (other than by means of being a director or other office holder of the Company). A person is presumed to be a controlling shareholder if it holds or controls, by itself or together with others, 50% or more of any one of the “means of control” of the Company.

“Disinterested shareholder” is a shareholder that does not have a personal interest in the approval of the applicable proposal.

“Means of control” is defined under Israeli law as any one of the following: (i) the right to vote at a general meeting of the Company, or (ii) the right to appoint directors of the Company or its chief executive officer.

“Personal interest” of a shareholder includes a personal interest of a shareholder in an action or a transaction of the Company, excluding any interest arising solely from holding our shares, but including the personal interest of the shareholder’s spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings or parents or the spouse of any of such persons, and the personal interest of any entity in which the shareholder or one of the aforementioned relatives of the shareholder serves as a director or chief executive officer, owns 5% or more of such entity’s outstanding shares or voting rights or has the right to appoint one or more directors or the chief executive officer. Under the Companies Law, in the case of a person voting by proxy, “personal interest” includes the personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion over how to vote.

The Company is unaware of any shareholder that would be deemed to be a controlling shareholder as of the date of this preliminary proxy for purposes of Proposal Three above.

Controlling shareholders and shareholders that have a personal interest in the applicable proposals are eligible to participate in the vote on the proposals; however, with respect to Proposal Three, the vote of such shareholders may not be counted towards the Special Majority approval.

Under Israeli case law, a shareholder must inform the Company whether or not such shareholder is a controlling shareholder or has a personal interest in a proposal that is subject to approval by a Special Majority. Your failure to check the boxes on the proxy card indicating that you are not a controlling shareholder and have no personal interest in Proposal Three will therefore require the Company to disqualify your vote on Proposal Three.

The Companies Law allows the Board to approve Proposal Three even if the shareholders have voted not to approve it at the Meeting, provided that the Company’s compensation committee, and thereafter the Board, each determines to approve the proposal based on detailed arguments, and after having reconsidered the matter and concluded that such action is in the best interest of the Company.

A proxy statement describing the various matters to be voted upon at the Meeting along with a proxy card enabling the shareholders to indicate their vote on each matter accompanies this Notice of Annual General Meeting of Shareholders. These materials will be mailed on or about September 20, 2023 to all shareholders entitled to participate in and vote at the Meeting, and they are available on the Company’s website at https://investors.gamida-cell.com/financials-filings/sec-filings. Proxies voted electronically must be submitted to the Company or to its transfer agent no later than midnight on the night prior to the Meeting. After such time, a shareholder must be present in person to vote their shares. If your ordinary shares in the Company are held in “street name” (meaning held through a bank, broker or other nominee), you will be able to either direct the record holder of your shares on how to vote your shares or obtain a legal proxy from the record holder that enables you to participate in and to vote your shares at the Meeting (or to appoint a proxy to do so).

BY ORDER OF THE BOARD OF DIRECTORS

September 13, 2023	/s/ Shawn C. Tomasello
Shawn C. Tomasello
Chairwoman of the Board of Directors

GAMIDA CELL LTD.

116 Huntington Avenue, 7th Floor, Boston, Massachusetts 02116
Tel: (617) 892-9080

PROXY STATEMENT

FOR THE 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

October 19, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The Company has sent you these proxy materials because the board of directors (the “Board”) of Gamida Cell Ltd., an Israeli company (the “Company”), is soliciting your proxy to vote at the 2023 Annual General Meeting of Shareholders (the “Meeting”), or any adjournments or postponements of the Meeting. You are invited to attend the Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or online.

The Company intends to mail these proxy materials on or about September 20, 2023 to all shareholders of record entitled to vote at the Meeting.

How do I attend the Meeting?

The Meeting will be held on Thursday, October 19, 2023, beginning at 10:00 a.m. Eastern time (5:00 p.m. Israel time), at Cooley LLP, 55 Hudson Yards, New York, NY 10001.

Attendance at the Meeting is limited to shareholders of the Company as of the close of business on the record date (Monday, September 11, 2023). Each shareholder may appoint only one proxy holder or representative to attend the Meeting on his or her behalf.

If you attend the Meeting in person, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your notice is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

You may also attend the Meeting virtually via a live audio webcast. To attend the meeting virtually, please register for the live webcast of the Meeting at https://edge.media-server.com/mmc/p/ys2kkffj. Once registered, you will be provided with a personalized dial-in number and PIN. No voting during the webcast will be allowed by shareholders attending the meeting virtually.

Who can vote at the Meeting?

Shareholders Entitled to Vote — Record Date

Shareholders of record who held ordinary shares at the close of business on Monday, September 11, 2023, are entitled to notice of, and to vote at, the Meeting. In addition, shareholders who, as of the Record Date, held ordinary shares through a bank, broker or other nominee which is a shareholder of record of the Company at the close of business on the Record Date, or which appears in the participant list of a securities depository on that date, are considered to be beneficial owners of shares held in “street name.” These proxy materials are being forwarded to beneficial owners by the bank, broker or other nominee that is considered the holder of record with respect to the Company’s ordinary shares. Beneficial owners have the right to direct how their shares should be voted and are also invited to attend the Meeting, but may not actually vote their shares in person at the Meeting unless they first obtain a signed proxy from the record holder (that is, their bank, broker or other nominee) giving them the right to vote the shares.

As of August 28, 2023 (being the last practicable date before the circulation of this proxy statement), there were 131,125,609 ordinary shares outstanding and entitled to vote at the Meeting.

What am I voting on?

This proxy statement describes the proposals on which the Company would like you, as a shareholder, to vote. This proxy statement provides you with information on the proposals, as well as other information about the Company, so that you can make an informed decision as to whether and how to vote your shares.

At the Meeting, shareholders will act upon the following six proposals:

Proposal One	To elect Mr. Kenneth I. Moch and Mr. Jeremy Blank, each to serve as a Class II director of the Company, and to hold office until the close of business of the annual general meeting of shareholders to be held in 2026 and until each such individual’s successor is duly elected and qualified, or until each such individual’s earlier resignation or removal.

Proposal Two	To approve the re-appointment of Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young Global, as the Company’s independent auditors for the fiscal year ending December 31, 2023 and until the next annual general meeting of shareholders to be held in 2024.

Proposal Three	To approve to approve an amendment to the Company’s compensation policy for its office holders.

Proposal Four	To approve the compensation terms of the Company’s Chief Executive Officer, Ms. Abigail Jenkins.

Proposal Five	To approve the Amended Non-Executive Directors’ Compensation (as defined below).

Proposal Six	To approve the increase in the Company’s authorized share capital from NIS 2,250,000, divided into 225,000,000 ordinary shares to NIS 3,250,000, divided into 325,000,000 ordinary shares via the adoption of an amendment to Article 5.1.1 of the Company’s current Articles of Association (the “Articles”).

What if another matter is properly brought before the Meeting?

The Company knows of no other business that will be presented at the Meeting. If any other matter properly comes before the shareholders for a vote at the Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the proxy.

Can I revoke or change my vote after submitting my proxy?

A shareholder may revoke a proxy in one of the following ways: (i) by written notice of the revocation of the proxy delivered by mail to the Company at its offices at 116 Huntington Avenue, 7th Floor, Boston, Massachusetts 02116, Attention: Josh Patterson, General Counsel & Chief Compliance Officer, or by e-mail to legalnotices@gamida-cell.com, or to its transfer agent, Broadridge Corporate Issuer Solutions, Inc., by mail to 51 Mercedes Way, Edgewood, New York 11717, before midnight on the night prior to the time of the Meeting, canceling the proxy or appointing a different proxy, (ii) by written notice of the revocation of the proxy delivered at the Meeting to the chairperson of the Meeting or (iii) by attending and voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy. If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

What is the quorum requirement?

Pursuant to the Company’s current Articles of Association (the “Current Articles”), the quorum required for the Meeting consists of at least one or more shareholders present, in person or by proxy, holding shares conferring in the aggregate at least 33-⅓% of the Company’s voting power. If a quorum is not present within half an hour from the time appointed for the Meeting, the Meeting will stand adjourned to Thursday, October 26, 2023, at the same time and place, unless otherwise determined at the Meeting in accordance with the Current Articles (the “Adjourned Meeting”). At such Adjourned Meeting, the presence within half an hour from the time appointed for the Adjourned Meeting of at least one or more shareholders, in person or by proxy, holding in the aggregate at least 33-⅓% of the Company’s voting power, will constitute a quorum.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner attends the Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers that hold shares in “street name” for clients typically have authority to vote on “routine” proposals even when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to any proposals that are considered non-routine. If you hold your shares in “street name” and do not provide your broker with specific instructions regarding how to vote on any proposal, your broker will not be permitted to vote your shares on the proposal, resulting in a “broker non-vote.” Therefore, it is important for a shareholder that holds ordinary shares through a bank or broker to instruct its bank or broker how to vote its shares, if the shareholder wants its shares to count for all proposals.

How many votes are needed to approve each proposal?

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on a proposal, and disregarding abstentions from the count of the voting power present and voting (an “Ordinary Majority”), is necessary for the approval of each of the proposals being voted on at the Meeting.

In addition, to approve Proposal Three, one of the following two alternative voting requirements must be met as part of the Ordinary Majority (such approval, a “Special Majority”):

●	the affirmative vote of non-controlling, disinterested shareholders holding a majority of the ordinary shares held and voted at the Meeting by all non-controlling, disinterested shareholders, and disregarding abstentions and broker non-votes from the count of the voting power present and voting; or

●	that the total number of shares held by non-controlling, disinterested shareholders and voted against the applicable proposal does not exceed 2% of the aggregate voting rights in the Company (whether or not present and voting on such proposal).

For purposes of the Special Majority approval, the following definitions apply:

“Controlling shareholder” is any shareholder that has the ability to direct the Company’s activities (other than by means of being a director or other office holder of the Company). A person is presumed to be a controlling shareholder if it holds or controls, by itself or together with others, 50% or more of any one of the “means of control” of the Company.

“Disinterested shareholder” is a shareholder that does not have a personal interest in the approval of the applicable proposal.

“Means of control” is defined under Israeli law as any one of the following: (i) the right to vote at a general meeting of the Company, or (ii) the right to appoint directors of the Company or its chief executive officer.

“Personal interest” of a shareholder includes a personal interest of a shareholder in an action or a transaction of the Company, excluding any interest arising solely from holding our shares, but including the personal interest of the shareholder’s spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings or parents or the spouse of any of such persons, and the personal interest of any entity in which the shareholder or one of the aforementioned relatives of the shareholder serves as a director or chief executive officer, owns 5% or more of such entity’s outstanding shares or voting rights or has the right to appoint one or more directors or the chief executive officer. Under the Companies Law, in the case of a person voting by proxy, “personal interest” includes the personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion over how to vote.

The Company is unaware of any shareholder that would be deemed to be a controlling shareholder as of the date of this preliminary proxy for purposes of Proposal Three.

Controlling shareholders and shareholders that have a personal interest in the applicable proposals are eligible to participate in the vote on the proposals; however, with respect to Proposal Three, the vote of such shareholders may not be counted towards the Special Majority approval.

Under Israeli case law, a shareholder must inform the Company whether or not such shareholder is a controlling shareholder or has a personal interest in a proposal that is subject to approval by a Special Majority. Your failure to check the boxes on the proxy card indicating that you are not a controlling shareholder and have no personal interest in Proposal Three and Proposal Five, in the event that Proposal Three is not approved will therefore require the Company to disqualify your vote on Proposal Three.

The Companies Law allows the Board to approve Proposal Three even if the shareholders have voted not to approve it at the Meeting, provided that the Company’s compensation committee, and thereafter the Board, each determines to approve the proposal based on detailed arguments, and after having reconsidered the matter and concluded that such action is in the best interest of the Company.

The Board recommends that shareholders vote “FOR” each of the proposals set forth in this proxy statement.

Except for the purpose of determining a quorum, broker non-votes will not be counted as present and are not entitled to vote. Except for the purpose of determining a quorum, abstentions will be disregarded from the count of the voting power present and voting.

On each matter submitted to the shareholders for consideration at the Meeting, only ordinary shares that are voted on such matter will be counted toward determining whether shareholders approved the matter. Ordinary shares present at the Meeting that are not voted on a particular matter (including broker non-votes) will not be counted in determining whether such matter is approved by shareholders.

Each ordinary share is entitled to one vote on each proposal or item that comes before the Meeting. If two or more persons are registered as joint owners of any ordinary share, the right to vote at the Meeting and/or the right to be counted as part of the quorum thereat will be conferred exclusively upon the more senior among the joint owners attending the meeting in person or by proxy. For this purpose, seniority will be determined by the order in which the names appear in the Company’s Register of Shareholders.

How do I vote?

For the election of each of the nominees to the Board, and for all other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” You can vote your shares by attending the Meeting in person. If you do not plan to attend the Meeting in person, the method of voting will differ for shares held as a record holder and shares held in “street name” (through a broker, trustee or nominee). Record holders of shares will receive proxy cards. Holders of shares in “street name” will receive either proxy cards or voting instruction cards directly from their bank, broker or nominee in order to instruct their banks, brokers or other nominees on how to vote.

Ms. Abigail Jenkins, Mr. Joshua Patterson and Ms. Terry Coelho may be appointed as proxies by the shareholders entitled to vote at the Meeting with respect to the matters to be voted upon at the Meeting. The persons named as proxies in the proxy card will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

All ordinary shares represented by properly executed proxies and delivered to the Company or its transfer agent on or prior to 11:59 PM on Wednesday, October 18, 2023 will be voted as specified in the instructions indicated in such proxies. Proxies delivered to the Company or to its transfer agent after such time will be presented to the chairperson of the Meeting and, at his or her discretion, may be voted as specified in the instructions included in such proxies. If you are a shareholder of record as of the close of business on the record date for the Meeting, subject to applicable law and the rules of the Nasdaq Stock Market (“Nasdaq”), if no instructions are indicated in such proxies with respect to the proposal, the shares represented by properly executed and received proxies will be voted “FOR” each of the proposals. If you hold your shares in “street name” through a broker, bank or other nominee, you are considered, with respect to those shares, a beneficial owner. Absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to any items presented at the Meeting, as described below.

Shareholders of Record

If you are a shareholder of record (that is, you hold a share certificate that is registered in your name or you are listed as a shareholder in the Company’s share register), you may vote in person at the meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using the proxy card accompanying this proxy statement. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted.

●	To vote by mail, complete, sign and send a proxy card to the Company at its offices at 116 Huntington Avenue, 7th Floor, Boston, Massachusetts 02116, Attention: Josh Patterson, General Counsel & Chief Compliance Officer, or by e-mail to legalnotices@gamida-cell.com, or to its transfer agent, Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

●	To vote through the Internet, visit www.proxyvote.com. Have your proxy card in hand when you access the web site and follow the instructions.

●	To vote by telephone, dial 1-800-690-6903 and have your proxy card in hand when you call and then follow the instructions. You will not be able to vote via the Internet or telephone during the Meeting.

Please follow the instructions on the proxy card. If you provide specific instructions (by marking a box) with regard to the proposals, your shares will be voted as you instruct. If we receive your vote by proxy card, telephone or Internet by 11:59 p.m. Eastern time on October 18, 2023, we will vote your shares as you direct.

Shareholders Holding in “Street Name”

If you hold ordinary shares in “street name,” that is, you are an underlying beneficial holder who holds ordinary shares through a bank, broker or other nominee, the voting process will be based on your directing the bank, broker or other nominee. You should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted.

Please follow the instructions on the voting instruction card received from your bank, broker or nominee. You may also be able to submit voting instructions to a bank, broker or nominee by phone or via the Internet if your voting instruction card describes such voting methods. Please be certain to have your control number from your voting instruction card ready for use in providing your voting instructions.

It is important for a shareholder that holds ordinary shares through a bank or broker to instruct its bank or broker how to vote its shares if the shareholder wants its vote to count for a proposal.

How will my shares be voted if I submit a proxy card but do not specify how I want to vote?

If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to a particular proposal, then your shares will be voted in line with the Board’s recommendation with respect to the proposals, i.e., (i) “FOR” the election of the two nominees to the Board, (ii) “FOR” the re-appointment of Kost, Foerer, Gabbay & Kasierer as the Company’s independent registered public accounting firm, (iii) “FOR” the approval of an amendment to the Company’s compensation policy for its office holders, (iv) “FOR” the approval of compensation terms and equity awards for the Company’s Chief Executive Office, Ms. Abigail Jenkins; (v) “FOR” the approval of the Amended Non-Executive Directors’ Compensation; and (vi) “FOR” the increase in the Company’s authorized share capital from NIS 2,250,000, divided into 225,000,000 ordinary shares to NIS 3,250,000, divided into 325,000,000 ordinary shares; provided, however, that in the case of Proposal Three, only if you have checked the box on the proxy card to indicate that you are not a controlling shareholder of the Company and that you do not have a personal interest in the respective proposals.

Should any of our Board’s nominees be unable or unwilling to stand for election at the time of the Meeting, the proxies named on the proxy card may vote for a replacement nominee recommended by the Board, or the Board may reduce the number of directors to be elected at the Meeting. At this time, the Board knows of no reason why either of the Board’s nominees would not be able to serve as a director if elected.

The Company knows of no other business that will be presented at the Meeting. If any other matter properly comes before the shareholders for a vote at the Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the proxy.

When are shareholder proposals and director nominations due for next year’s annual meeting?

Any shareholder or shareholders of the Company holding at least 1% of the voting rights of the Company (the “Proposing Shareholder(s)”) may request, subject to the Companies Law, that the Board include a matter on the agenda of a general meeting to be held in the future, including to nominate a candidate to serve on the Board of the Company, provided that the Board determines that the matter is appropriate to be considered at a general meeting. In order for the Board to consider a shareholder proposal and whether to include the matter stated therein in the agenda of a general meeting, notice of the shareholder proposal must be timely delivered in accordance with the Companies Law and the regulations thereto and must comply with the requirements of the Current Articles and any applicable law and stock exchange rules and regulations. To be considered timely under the Companies Law, a shareholder proposal must be delivered within seven days following the Company’s notice of convening a shareholders’ general meeting at which Directors are to be elected and certain other proposals are to be considered (or within three days of the Company’s notice in other instances). The proposal must be in writing, signed by all of the Proposing Shareholder(s) making such request, delivered, either in person or by certified mail, postage prepaid, and received by the Secretary of the Company (or, in the absence thereof by the Chief Executive Officer).

In addition to the eligibility requirements under applicable law, the Company’s Current Articles specify additional procedural requirements for shareholder proposals. Each such notice shall set forth: (i) the name, address, telephone number, fax number and email address of the Proposing Shareholder making the request (or each such Proposing Shareholder, as the case may be) and, if an entity, the name(s) of the person(s) that controls or manages such entity; (ii) the number of shares held by the Proposing Shareholder(s) making the request, directly or indirectly (and, if any of such ordinary shares are held indirectly, an explanation of how they are held and by whom), which shall be in such number no less than as is required to qualify as a Proposing Shareholder, accompanied by evidence satisfactory to the Company of the record holding of such ordinary shares by the Proposing Shareholder(s) as of the date of the proposal request, and a representation that the Proposing Shareholder(s) intends to appear in person or by proxy at the meeting; (iii) the matter requested to be included on the agenda of the general meeting, all information related to such matter, the reason that such matter is proposed to be brought before the general meeting, the complete text of the resolution that the Proposing Shareholder proposes to be voted upon at the general meeting and, if the Proposing Shareholder wishes to have a position statement in support of the proposal request, a copy of such position statement that complies with the requirement of any applicable law (if any); (iv) a description of all arrangements or understandings between the Proposing Shareholder(s) and any other person(s) (naming such person(s)) in connection with the matter that is requested to be included on the agenda and a declaration signed by all Proposing Shareholder(s) of whether any of them has a personal interest in the matter and, if so, a description in reasonable detail of such personal interest; (v) a description of all derivative transactions (as defined in the Current Articles) by each Proposing Shareholder(s) during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such derivative transactions; and (vi) a declaration that all of the information that is required under the Companies Law and any other applicable law and stock exchange rules and regulations to be provided to the Company in connection with such matter, if any, has been provided to the Company. Furthermore, the Board, may, in its discretion, to the extent it deems necessary, request that the Proposing Shareholder(s) provide additional information necessary so as to include a matter in the agenda of a general meeting, as the Board may reasonably require.

In addition to satisfying the foregoing requirements under the Company’s Current Articles, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide a notice, no later than August 20, 2024, that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act.

Shareholder proposals may also be submitted for inclusion in a proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 14a-8 of the Exchange Act, to be eligible for inclusion in the Company’s proxy materials for the 2024 Annual General Meeting of Shareholders, shareholder proposals must be received by the Company no later than May 16, 2024, which is 120 days prior to the 12-month anniversary of the date this proxy statement was first released to shareholders with respect to the 2023 Meeting; provided, however, that, if the date of next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of this year’s annual meeting, notice must be received no earlier than the close of business on the 120th day prior to next year’s annual meeting and not later than the close of business on the later of the 90th day prior to next year’s annual meeting or, if later than the 90th day prior to next year’s annual meeting, the tenth day following the day on which public announcement of the date of next year’s meeting is first made by the Company. You are also advised to review our Current Articles, which contain additional requirements about advance notice of shareholder proposals and director nominations. In addition, Rule 14a-8 proposals must comply with all other requirements of the rule.

Additional requirements regarding shareholder proposals submitted for inclusion in the Company’s proxy materials for an annual general meeting can be found in the Current Articles, which are available as an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 19, 2023. Proposals should be addressed to: at 116 Huntington Avenue, 7th Floor, Boston, Massachusetts 02116, Attention: Josh Patterson, General Counsel & Chief Compliance Officer, or by e-mail to legalnotices@gamida-cell.com.

How can I find out the Meeting voting results?

The preliminary voting results will be announced at the Meeting. The final voting results will be tallied by the Company’s General Counsel based on the information provided by the Company’s transfer agent or otherwise and will be published following the Meeting on a Current Report on Form 8-K that the Company expects to file with the SEC within four business days after the Meeting. If voting results are not available to the Company in time to file a Current Report on Form 8-K within four business days after the Meeting, the Company intends to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to the Company, file an additional Report on Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

The Company will bear the costs of solicitation of proxies for the Meeting, including the preparation, assembly, printing, mailing and distribution of the proxy materials. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from shareholders by telephone, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of ordinary shares held of record by them, and such custodians will be reimbursed by the Company for their reasonable out-of-pocket expenses. The Company may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, the costs will be paid by the Company. Proxies must be submitted to the Company or to its transfer agent no later than midnight on the night prior to the Meeting. Proxies delivered to the Company or to its transfer agent after such time will be presented to the chairperson of the Meeting and, at his discretion, may be voted as specified in the instructions included in such proxies.

What proxy materials are available online?

Copies of the proxy card, the Notice of Annual General Meeting of Shareholders and this proxy statement are available at the Investors & Media section of the Company’s website at www.gamida-cell.com. The contents of that website are not a part of this proxy statement.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Independence of the Board

Under the corporate governance standards of Nasdaq, a majority of the Company’s directors must meet the independence requirements specified in those rules. Following the Meeting, assuming the election of all nominees, the Company’s Board will consist of seven members, six of whom will be independent under the rules of Nasdaq. Specifically, the Board has determined that Ms. Shawn C. Tomasello, Dr. Julian Adams, Mr. Kenneth I. Moch, Mr. Stephen Wills, Dr. Ivan Borrello and Mr. Jeremy Blank meet the independence standards under the rules of Nasdaq. In reaching this conclusion, the Board determined that none of these directors has a relationship that would preclude a finding of independence and any relationships that these directors have with the Company do not impair their independence. There are no family relationships among any of the Company’s directors or executive officers.

Under the Company’s Current Articles, the directors who are serving in office will be entitled to act even if a vacancy occurs on the Board. However, should the number of directors, at the time in question, become less than the minimum set forth in the Company’s Current Articles, the remaining director(s) will be entitled to act for the purpose of filling the vacancies which will have occurred on the Board or for convening a general meeting, but not for any other purpose.

Because the Company’s ordinary shares do not have cumulative voting rights in the election of directors, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all the Company’s directors up for election or re-election.

In addition, if a director’s office becomes vacant, the remaining serving directors may continue to act in any manner, provided that their number is not less than the minimum number specified in the Company’s Current Articles. If the number of serving directors is lower than five, then the Board may only act in an emergency or to fill the office of director which has become vacant up to a number equal to the minimum number provided for in the Company’s Current Articles, or in order to call a general meeting of the Company’s shareholders for the purpose of electing directors to fill any of the Board’s vacancies. In addition, the directors may appoint, immediately or of a future date, additional director(s) to serve until the annual general meeting of the Company’s shareholders at which the term of the applicable class to which such director was assigned expires, provided that the total number of directors in office shall not exceed 11 directors. The office of a director that was appointed by the Board to fill any vacancy shall only be for the remaining period of time during which the director whose service has ended and so filled would have held office.

Pursuant to the Companies Law and the Company’s Current Articles, a resolution proposed at any meeting of the Board at which a quorum is present is generally adopted if approved by a vote of a majority of the directors present and eligible to vote. A quorum of the Board requires at least a majority of the directors then in office who are lawfully entitled to participate in the meeting. In addition, under our Current Articles, the affirmative vote of at least two-thirds (2/3) of the then serving directors is required in order to approve certain transactions which may have a significant effect on the Company’s structure, assets or business, including mergers and acquisitions, a disposition of all or substantially all of the assets of the Company, a voluntary dissolution and material changes to the principal business of the Company. Any amendment or replacement of such provision is subject, in addition to the approval of the Company’s shareholders, to the approval of at least two-thirds (2/3) of the then serving directors.

In addition, under the Companies Law, the Board must determine the minimum number of directors who are required to have financial and accounting expertise. Under applicable regulations, a director with financial and accounting expertise is a director who, by reason of his or her education, professional experience and skill, has a high level of proficiency in and understanding of business accounting matters and financial statements. He or she must be able to thoroughly comprehend the financial statements of the listed company and initiate debate regarding the manner in which financial information is presented. In determining the number of directors required to have such expertise, the Board must consider, among other things, the type and size of the company and the scope and complexity of its operations. The Board has determined that the Company requires at least one director with the requisite financial and accounting expertise. Mr. Stephen Wills has such financial and accounting expertise.

Board Leadership Structure

The Board has an independent Chairwoman, Shawn C. Tomasello, who has authority, among other things, to preside over Board meetings, and shall have such powers and duties as prescribed by the Companies Law. Accordingly, the Chairwoman has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chairwoman and Chief Executive Officer reinforces the independence of the Board in its oversight of the Company’s business and affairs. In addition, the Company believes that having an independent Chairwoman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the Company’s best interests and those of our shareholders, including with respect to risk management. As a result, the Company believes that having an independent Chairwoman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board has a standing Compliance Committee, which assists the Board in overseeing the Company’s development, operation and monitoring of a compliance program consistent with the Office of Inspector General’s compliance program guidance for pharmaceutical manufacturers (and any foreign equivalent guidance provided by relevant authorities outside the United States), as well as the identification and evaluation of the Company’s principal legal and regulatory compliance risks attendant to operating in the health care and life sciences industry. The Board also administers the risk oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps the Company’s management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements.

Meetings of the Board

The Board met 14 times during fiscal year 2022. Each member of the Board attended at least 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Information Regarding Committees of the Board

Audit Committee

Under the Companies Law, the board of directors of any public company must appoint an audit committee. The Audit Committee consists of Stephen Wills, Kenneth I. Moch and Shawn C. Tomasello. Mr. Wills serves as chairperson of the committee. The Board affirmatively determined that Stephen Wills is an Audit Committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the Nasdaq Listing Rules.

The function of the Audit Committee is described in the approved charter of the committee and includes, among other things: (i) overseeing the Company’s accounting and financial reporting processes, the audit of the Company’s financial statements, the effectiveness of the Company’s internal control over financial reporting, systems of disclosure controls and procedures, the quality and integrity of the Company’s financial statements and reports, and prepare such reports as may be required of an audit committee under applicable rules and regulations, and the pre-approval of all audit, audit-related and all permitted non-audit services, if any, by the Company’s independent auditor, and the compensation therefor; (ii) deciding whether to approve certain acts and transactions requiring the approval of the committee under the Companies Law; (iii) assisting the Board in its oversight of (a) the integrity of the Company’s financial statements and other published financial information, (b) the Company’s compliance with applicable financial and accounting related standards, rules and regulations and (c) the selection, retention (subject to shareholder approval), and termination of the Company’s independent auditor; (iv) determining whether there are delinquencies in the Company’s business management practices, inter alia, by consulting with the Company’s internal auditor or independent auditor, and to suggesting corrective measures to the Board; and (v) fulfilling any other duties of the committee as shall be required under the Companies Law, the applicable rules and regulations promulgated under the Exchange Act or applicable Nasdaq rules.

A copy of the Audit Committee Charter is available on the “Investors & Media — Corporate Governance — Documents & Charters” page of the Company’s website www.gamida-cell.com.

Report of the Audit Committee of the Board*

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the U.S. independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the U.S. independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed on March 31, 2023 (the “Annual Report”).

The Audit Committee of the Board of Directors

Stephen Wills
Kenneth I. Moch
Shawn C. Tomasello

Compensation and Talent Committee

Under the Companies Law, the board of directors of any public company must appoint a compensation committee. The Compensation and Talent Committee, which consists of Stephen Wills, Kenneth I. Moch and Shawn C. Tomasello, assists the Board in determining compensation for the Company’s directors and officers. Mr. Moch serves as chairperson of the committee. The Board has determined that each member of the Compensation and Talent Committee is independent under the Nasdaq Listing Rules, including the additional independence requirements applicable to the members of a compensation committee.

The function of the Compensation and Talent Committee is described in the approved charter of the committee and includes, among other things: (i) assisting the board in fulfilling its oversight responsibilities with respect to the Company’s compensation policies, plans and programs, and to review and recommend to the board for approval the compensation to be paid to the Company’s executive officers and directors; (ii) assisting the board in fulfilling its responsibilities to ensure processes and programs are in place to attract, motivate, reward and retain top talent to the Company’s executive officer ranks; (iii) review and discuss with management the Company’s disclosures contained under the caption “Compensation Discussion and Analysis, when and as required by applicable rules and regulations of the SEC in effect from time to time, for use In any of the Company’s annual reports on Form 10-K, registration statements, proxy statements or information statements filed with the SEC; (iv) preparing and reviewing, as applicable, certain reports and disclosures as required by applicable rules and regulations in effect from time to time; (v) assisting the board in fulfilling its responsibilities related to the compensation of directors, the chief executive officer and other “office holders” (as defined under the Companies Law); (vi) assisting the Board in administering the Company’s equity incentive plans; and (vii) making such other determinations in respect of compensation, compensation practices and related matters as may be required by a compensation committee under the rules of Nasdaq or the Companies Law.

A copy of the Compensation and Talent Committee Charter is available on the “Investors & Media — Corporate Governance — Documents & Charters” page of the Company’s website www.gamida-cell.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Kenneth I. Moch, Ivan Borrello and Shawn C. Tomasello. Mr. Moch serves as chairperson of the committee. The function of the nominating and corporate governance committee is described in the approved charter of the committee and includes, among other things: (i) identifying, reviewing and evaluating candidates to serve as members of the Board; (ii) recommending nominees for election as directors, and reviewing and evaluation of incumbent members of the Board; (iii) making recommendations to the Board regarding corporate governance guidelines and matters; and (iv) overseeing all aspects of the Company’s corporate governance functions and ethical conduct.

A copy of the Nominating and Corporate Governance Committee charter is available on the “Investors & Media — Corporate Governance — Documents & Charters” page of the Company’s website www.gamida-cell.com.

Shareholder Communications with the Board

The Board expects that the views of the Company’s shareholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses be provided to shareholders on a timely basis. Shareholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to the Company at 116 Huntington Avenue, 7th Floor, Boston, Massachusetts 02116, Attention: Josh Patterson, General Counsel & Chief Compliance Officer, or by e-mail to legalnotices@gamida-cell.com. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding. The General Counsel will review all such communications but may disregard any communication that he believes is not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the General Counsel will share the communication with the applicable director or directors.

Code of Ethics

The Company has adopted a written code of business conduct and ethics that applies to the Company’s directors, officers and employees, including the Company’s principal executive officer, principal financial and accounting officer or controller, or persons performing similar functions, known as the Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct is available on the Company’s website at https://www.gamida-cell.com under the Corporate Governance section of the Company’s Investors & Media page. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of business conduct and ethics that applies to officers or directors on our website at https://www.gamida-cell.com under the Corporate Governance section of the Company’s Investors & Media page.

Hedging Policy

As part of the Company’s Insider Trading Policy, no director, officer or other employee may engage in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to the Company’s securities at any time.

PROPOSAL ONE

ELECTION OF CLASS II DIRECTORS

Classified Board

Under the Company’s Current Articles, the number of directors on the Company’s Board is fixed at not less than five and not more than 11 members. The minimum and maximum number of directors who could be appointed may be changed, by a resolution adopted at a general meeting of shareholders, by a majority of 60% of the total voting power of the Company’s shareholders. The Board presently has seven members, and it is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. One class of directors is elected at each annual shareholders meeting for a term of three years. Each director holds office until his or her successor has been duly elected and qualified, or the director’s earlier resignation or removal.

There are two directors in the class whose term of office expires in 2023, Mr. Kenneth I. Moch and Mr. Jeremy Blank. The members of the Board’s nominating and governance committee (the “Governance Committee”) recommended Mr. Moch as a director candidate, and the Governance Committee approved, and recommended that the Board approve, his nomination as a Class II director for re-election at the Meeting. Mr. Blank was appointed as a Class II Director on August 11, 2023 to fill a vacancy in a newly created Board seat. The Board has nominated for election, and the Company’s shareholders are being asked to elect at the Meeting, Mr. Moch and Mr. Blank to serve as Class II directors of the Company, with such office to expire at the annual general meeting of shareholders to be held in 2026.

Each of Mr. Moch and Mr. Blank has consented to being named in this Proxy Statement and has informed the Company that he is willing to serve as a director if elected. In accordance with the Companies Law, each of Mr. Moch and Mr. Blank has certified to the Company that he satisfies all of the requirements of the Companies Law to serve as a director of a public company. Such certification will be available for inspection at the Meeting.

The following is a brief biography of each nominee and each director whose term will continue after the Meeting.

Class II Directors — Nominees for Election for a Three-year Term Expiring at the 2026 Annual General Meeting of Shareholders

Kenneth I. Moch, age 69, has served on the Board since September 2016, and he currently sits on the Audit committee, the Compensation and Talent Committee and the Nominating and Governance Committee. Mr. Moch has more than 35 years of experience in managing and financing biomedical technologies, and has played a key role in building five life science companies. He currently serves as president of Euclidean Life Science Advisors, LLC, where he provides management and advisory services for early-stage biotechnology companies. From 2016 to 2020, Mr. Moch served as the president and chief executive officer of Cognition Therapeutics, Inc., a company developing therapies for Alzheimer’s disease. He previously was the managing partner of The Salutramed Group, LLC, and served as the chief executive officer of several life sciences companies, including Chimerix, Inc., an antiviral therapeutics company focused on stem cell transplantation, and Biocyte Corporation, which pioneered the use of cord blood stem cell storage and transplantation. He began his career in biotech as a co-founder of The Liposome Company, the first lipid nanoparticle company. Mr. Moch also serves as a director of Zynerba Pharmaceuticals, Inc. (Nasdaq: ZYNE). In the public policy arena, Mr. Moch served for over 15 years as a member of the governing board of the Biotechnology Innovation Organization, or BIO, including serving as Chair of BIO’s Bioethics Committee and is a previous Chairman of BioNJ. He is a Founding Member of the New York University Working Group on Compassionate Use and Pre-Approval Access, and a Faculty Affiliate of the Division of Medical Ethics, Department of Population Health, NYU School of Medicine. Mr. Moch holds an A.B. in Biochemistry from Princeton University and an M.B.A. with emphasis in Finance and Marketing from the Stanford Graduate School of Business. The Board believes Mr. Moch is qualified to serve on the Board because of his extensive leadership experience at life sciences companies.

Jeremy Blank, age 44, has served on the Board since August 2023. He is the founder and chief investment officer of Community Fund, an SEC registered global investment firm focused on high quality public and private companies. From 2005 to 2020, Mr. Blank also served as a partner at York Capital Management, a $15 billion global investment fund, where he helped build the firm’s global credit and private equity businesses across Europe, Israel and the United States. From 1999 to 2004, Mr. Blank served as a vice president and credit analyst in the fixed income and investment banking departments at Morgan Stanley. He is also a member of the board of directors of Advanced Emissions Solutions, Inc., a publicly held environmental technology company. Mr. Blank holds a B.S. in Finance and an A.A. degree in Bible from Yeshiva University.

Mr. Blank was appointed to the Board of Directors on August 11, 2023 pursuant to a cooperation agreement, dated August 11, 2023 (the “Cooperation Agreement”), by and among the Company, Community Master Fund LP (“Community Fund”) and Mr. Blank. Pursuant to the Cooperation Agreement, each of Community Fund and Mr. Blank also agreed to abide by certain standstill restrictions and voting commitments, including the commitment to vote in accordance with the Board’s recommendations with respect to director elections and all other proposals that had been approved by the Board for inclusion on the agenda at the Meeting as of the date of the Cooperation Agreement (Proposals One through Five).

Proposed Resolution

The Company is therefore proposing to adopt the following resolution:

“RESOLVED, to elect Mr. Kenneth I. Moch and Mr. Jeremy Blank, each to serve as a Class II director of the Company, and to hold office until the close of business of the annual general meeting of shareholders to be held in 2026 and until each such individual’s successor is duly elected and qualified, or until each such individual’s earlier resignation or removal.”

Board Recommendation

The Board recommends that you vote “FOR” the proposed resolution.

Class III Directors Continuing in Office Until the 2024 Annual General Meeting of Shareholders

Julian Adams, Ph.D., age 68, has served on the board of directors since September 2016. Dr. Adams has more than 40 years of oncology research, development and leadership experience. Dr. Adams has served as the Chief Science Officer of Stand Up To Cancer since July 2023. From November 2017 to September 2022, Dr. Adams served as the Company’s Chief Executive Officer, and, from 2003 to 2016, Dr. Adams held roles of increasing responsibility at Infinity Pharmaceuticals, Inc. (Nasdaq: INFI), where he built and led the company’s R&D efforts which ultimately led to the approval of duvelisib, also known as Copiktra®, for the treatment of certain leukemias and lymphomas. From 1999 to 2003, Dr. Adams served as a Senior Vice President at Millenium Pharmaceuticals, Inc., a subsidiary of the biopharmaceutical company Takeda Pharmaceutical Company Limited since 2008, where he led the development of bortezomib, also known as Velcade®, for the treatment of multiple myeloma. He has previously served on the boards of directors of numerous biotechnology companies, and currently serves as the chairman of the board of directors of Elicio Therapeutics Inc. Dr. Adams holds a B.S. from McGill University and a Ph.D. from the Massachusetts Institute of Technology in the field of synthetic organic chemistry.

Ivan Borrello, M.D., age 59, has served on the Board since June 2022. Dr. Borrello has served as the medical director of the Myeloma, Bone Marrow Transplant and Cell Therapies program at the Tampa General Hospital Cancer Institute since December 2022. Dr. Borrello previously served as an Associate Professor of Oncology at the Sidney Kimmel Comprehensive Cancer Center at Johns Hopkins University School of Medicine from 2008 to December 2022. Dr. Borrello is a co-founder of WindMIL Therapeutics, where he has served as senior clinical advisor since 2014, and is a co-founder of Meridian Therapeutics where he has served as senior clinical advisor since 2021. From 2001 to 2008, he was an Assistant Professor of Immunotherapy and Hematopoiesis, Hematologic Malignancies at Johns Hopkins Oncology Center. Mr. Borrello completed his Fellowship in Oncology at Johns Hopkins University and completed his Residency in Internal Medicine at the University of Chicago. Dr. Borrello received a B.A. in Biology from Catholic University and an M.D. from the Medical College of Virginia.

Class I Directors Continuing in Office Until the 2025 Annual General Meeting of Shareholders

Abigail Jenkins, age 48, has served as the Company’s President and Chief Executive Officer and on the Board since September 2022. Ms. Jenkins brings over 20 years of leadership experience in the biopharmaceutical industry delivering life-enhancing therapies from research to commercialization for patients in need. From March 2021 through August 2022, Ms. Jenkins served as Chief Commercial and Business Officer of Lyndra Therapeutics, Inc, where she established and led global commercial, business development, corporate strategy and portfolio management across multiple therapeutic areas. From May 2018 to March 2021, Ms. Jenkins served as Senior Vice President and head of the Vaccines Business Unit of Emergent BioSolutions Inc. From June 2016 to May 2018, Ms. Jenkins served as Chief Commercial Officer and U.S. business head of Aquinox Pharmaceuticals, Inc. (now Neoleukin Therapeutics, Inc.). Ms. Jenkins holds a B.A. from Indiana University Bloomington and a M.S. from The Johns Hopkins University, and completed the Executive Scholar Program in General Management, Business & Leadership from Northwestern University’s Kellogg School of Management.

Shawn C. Tomasello, age 64, has served on the Board since June 2019. Ms. Tomasello brings over 35 years of experience in building and leading successful biotech and pharmaceutical companies. From 2015 to 2018, Ms. Tomasello as the Chief Commercial Officer of Kite Pharma. Prior to joining Kite Pharma, from 2014 to 2015, Ms. Tomasello served as the Chief Commercial Officer of Pharmacyclics Inc. (Nasdaq: PCYC), a pharmaceutical manufacturer acquired by Abbvie, Inc. (NYSE: ABBV). From April 2005 to August 2014, Ms. Tomasello was employed at Celgene Corporation, most recently as President of the Americas, Hematology and Oncology, where she was responsible for all aspects of the commercial organization encompassing multiple brands spanning 11 indications. Ms. Tomasello serves on the board of directors of Cabaletta Bio (Nasdaq: CABA), 4D Molecular Therapeutics (Nasdaq: FDMT) and AlloVir, Inc. (Nasdaq: ALVR). Ms. Tomasello earned her B.S. in Marketing from the University of Cincinnati and her M.B.A. from Murray State University, Kentucky.

Stephen T. Wills, age 66, has served on the Board since June 2019. Mr. Wills currently serves as the Chief Financial Officer (since 1997) and Chief Operating Officer (since 2011) of Palatin Technologies, Inc. (NYSE: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Mr. Wills has also served as the Chief Financial Officer of Cactus Acquisition Corp, a Special Purpose Acquisition Company (Nasdaq: CCTS) since November 2021. Mr. Wills has served on the boards of directors of MediWound Ltd. (Nasdaq: MDWD), a biopharmaceutical company focused on non-surgical tissue repair, since April 2017 and of Amryt Pharma, plc (Nasdaq: AMYT), a biopharmaceutical company focused on developing and delivering treatments to help improve the lives of patients with rare and orphan diseases, from September 2019 to April 2023, when Amryt was acquired by Chiesi Farmaceutici. Mr. Wills also served on the board of trustees and executive committee of The Hun School of Princeton, a college preparatory day and boarding school, from 2014 to June 2023, and as its Chairman from June 2018 to June 2023. Mr. Wills also served on the board of directors of Caliper Corporation, a psychological assessment and talent development company, since March 2016, and as Chairman from December 2016 to December 2019, when Caliper was acquired by PSI Corporation (Nasdaq: CALP). Mr. Wills, a certified public accountant, earned a B.S. in accounting from West Chester University, and an M.S. in taxation from Temple University.

Board Diversity

The Board Diversity Matrix, below, provides the diversity statistics for the Board.

Board Diversity Matrix (As of August 28, 2023)
Total Number of Directors	7

	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background	—	—	—	—
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background

PROPOSAL TWO

RE-APPOINTMENT OF AUDITORS

Background

Under the Companies Law and the Company’s Current Articles, the shareholders of the Company are authorized to appoint the Company’s independent auditors. In addition, under the Company’s Current Articles, the Board is authorized to determine the independent auditor’s remuneration. The Nasdaq corporate governance rules require that the Company’s Audit Committee approve the re-appointment and remuneration of the independent auditor.

At the Meeting, shareholders will be asked to approve the re-appointment of Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young Global (the “Firm”), as the Company’s independent auditors for the year ending December 31, 2023, and its service until the annual general meeting of shareholders to be held in 2024. The Firm has audited the Company’s financial statements since 2000.

The Company paid the following fees for professional services rendered by the Firm for the years ended December 31, 2022 and 2021:

	Year Ended December 31,
	2022	2021
	(US$ in thousands)	(US$ in thousands)
Audit Fees(1)	370	365
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	8
All Other Fees(4)	—	—
Total	370	373

(1)	Audit fees are the aggregate fees billed for the audit of the Company’s annual financial statements, quarterly review, statutory audits, issuance of consents and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees would be assurance and related services by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under item (1).

(3)	Tax fees relate to tax compliance, planning and advice.

(4)	All other fees would be fees billed for services provided by the Company’s independent registered public accounting firm, with respect to government incentives and other matters.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by the Company’s independent accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal control over financial reporting. The Company’s Audit Committee also oversees the audit efforts of the Company’s independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management. The Audit Committee has authorized all auditing and non-auditing services provided by the Firm during 2022 and 2021 and the fees paid for such services.

Proposed Resolution

The Company is therefore proposing to adopt the following resolution:

“RESOLVED, to approve the re-appointment of Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young Global, as the Company’s independent auditors for the fiscal year ending December 31, 2023, and its service until the annual general meeting of shareholders to be held in 2024.”

Board Recommendation

The Board recommends that you vote “FOR” the proposed resolution.

PROPOSAL THREE

Approval of AN AMENDMENT TO THE COMPANY’s Compensation Policy

Background

The Companies Law requires public companies that are incorporated under the laws of Israel to adopt a policy governing the compensation of “Office Holders.” The Companies Law defines the term “Office Holder” to include a company’s directors, the chief executive officer, the chief financial officer and any manager who is directly subordinated to the chief executive officer.

Under the Companies Law, a company that initially offers its securities to the public and adopts a compensation policy in advance of its initial public offering, then subject to certain conditions, such compensation policy will remain in effect for a term of five years from the date such company becomes a public company. Thereafter, the compensation policy will remain in effect for three years, unless amended or restated prior in accordance with the Companies Law.

The Company’s existing compensation policy (the “Existing Compensation Policy”) was adopted by the shareholders in advance of the Company’s initial public offering on October 26, 2018 and in accordance with the relief described above. Accordingly, the Existing Compensation Policy must be re-approved by the shareholders before its expiration on October 25, 2023.

The Compensation Committee of the Board (the “Compensation Committee”) together with the Compensation Committee’s independent third-party compensation consultant, Aon Human Capital Management, has conducted a review of compensation payable to the Company’s Officer Holders. Following such review, and upon the recommendation of Aon Human Capital Management, the Compensation Committee approved and recommended for approval, and the Board approved, certain amendments to the Existing Compensation Policy (as amended, the “Amended Compensation Policy”). The amendments include, but are not limited to:

●	a new section providing that the total fair market value of an annual equity-based compensation award at the time of grant (not including bonuses paid in equity in lieu of cash) shall not exceed: (i) with respect to the chief executive officer, 250% of his or her annual base salary, and (ii) with respect to each of the other Office Holders who are not directors, 150% of his or her annual base salary;

●	removal of an exception to the clawback provisions if the amount to be paid under the clawback proceedings is less than 10% of the relevant bonus received by the Executive Officer; and

●	certain amendments to the compensation terms of the non-executive members of the Board, including the following: (i) an annual cash fee of up to $40,000 (and up to an additional $20,000 for the chairperson of the Board or lead independent director); (ii) an annual committee membership fee of up to $15,000; (iii) an annual committee chairperson cash fee of up to $20,000 (it is being clarified that the payment for the chairpersons would be in lieu of (and not in addition to) the payments referenced above for committee membership); and (iv) the grant of a “welcome” or an annual equity-based compensation with a total fair market value of up to $100,000 at the time of grant.

The foregoing description of the Amended Compensation Policy is a summary only and is qualified in its entirety by reference to the complete text of the Amended Compensation Policy. A marked copy of the Existing Compensation Policy indicating the proposed amendments thereto with additions marked in underline bold and deletions marked in strikethrough is attached as Annex A to this proxy statement.

The Amended Compensation Policy, if approved by the shareholders, will become effective immediately following the Meeting, for a period of three years. If the Amended Compensation Policy is not approved by the shareholders by the required majority, the Board may nonetheless approve the Amended Compensation Policy, provided that the Compensation Committee and thereafter the Board have concluded, following further discussion of the matter and for specified reasons, that such approval is in the Company’s best interests.

Proposed Resolution

The Company is therefore proposing to adopt the following resolution:

“RESOLVED, to approve an amendment to the Company’s compensation policy for its officer holders.”

Board Recommendation

The Board recommends that you vote “FOR” the proposed resolution.

PROPOSAL Four

APPROVAL OF CEO COMPENSATION PACKAGE AND SPECIAL BONUS

Background

Abigail Jenkins’ employment with the Company commenced on September 19, 2022. Pursuant to the Employment Agreement between the Company and Abigail Jenkins dated September 18, 2022 and prior approval of the Compensation Committee and Board, Abigail Jenkins, as the Company’s director and chief executive officer, is eligible to receive a gross monthly salary of $45,833, which is equivalent to a gross salary of $550,000 on an annualized basis (the “Base Salary”).

In addition, Abigail Jenkins is eligible to receive an annual target incentive opportunity of 50% of her annual base salary. In connection with her employment agreement, Ms. Jenkins entered into a covenant not to disclose the Company’s confidential information during her employment term and an assignment of intellectual property rights. Subject to certain conditions, Ms. Jenkins is also subject to non-competition and non-solicitation provisions during her employment term and for a period of 12 months thereafter.

Ms. Jenkins’s employment may be terminated (i) by the Company at any time for cause (as defined in her employment agreement), or (ii) by the Company or Ms. Jenkins for any reason. In the event of Ms. Jenkins’ resignation for any reason or a termination by the Company without cause, the terminating party will give the other party three months’ notice of such termination; provided, however, that, in the event of such termination or resignation during the twelve-month period following a change in control, the terminating party will give the other party six months’ notice of such termination. In the event of a termination of Ms. Jenkins’ employment by the Company without cause (as defined in her employment agreement) or her resignation for any reason, she will receive her base salary in effect through the date of termination, less applicable withholdings, reimbursement for approved but unpaid business expenses through the date of termination, fully earned and declared (by the Board) annual target bonus as of the date of termination which was not paid yet, any other amount and/or entitlement owed to Ms. Jenkins pursuant to applicable law upon such termination, and, as applicable, the separation benefits described below

Upon termination of her employment not in connection with a change in control, subject to certain conditions, in addition to the payments set forth in the preceding paragraph, Ms. Jenkins is entitled to receive a lump sum payment within 30 days of the date of termination that is equal to 95% of Ms. Jenkins’ annual base salary in effect, less applicable withholdings, if such termination is by the Company without cause, or if Ms. Jenkins resigns on account of good reason (each, as defined in her employment agreement). In the event of a change in control of the Company, if Ms. Jenkins’s employment is terminated by the Company without cause, or if she resigns on account of good reason (each, as defined in Ms. Jenkins’s employment agreement), in each case within 12 months following such change in control, in addition to the payments set forth in the preceding paragraph, Ms. Jenkins will be entitled to receive: (i) a lump sum payment within 30 days of the date of such termination in an amount equal to 100% of her annual base salary in effect, less applicable withholdings, plus a special bonus equal to 80% of her annual base salary in effect, less applicable withholdings and less any severance pay-related amounts (if any) then paid, payable or accrued; and (ii) any options and other equity awards of the Company that have been granted to Ms. Jenkins prior to the change in control and are outstanding as of the date of termination shall fully vest and become exercisable on such date in accordance with the terms of the applicable plans.

At the Meeting, shareholders will be asked to approve the following: (i) the compensation terms for Ms. Abigail Jenkins which terms are consistent with the recommendation of the Compensation Committee’s independent third party compensation consultant, Aon Human Capital Management, including (a) the award of 250,000 restricted share units (“RSUs”) and 1,000,000 options to purchase ordinary shares, (b) an annual base salary of $550,000, and (c) a relocation bonus of $50,000; and (ii) in connection with the annual review of Ms. Jenkins’s performance, (a) an increase to the annual base salary to a new salary of $575,000 effective March 1, 2023, (b) a pro-rated bonus payment in an amount equal to $115,000, and (c) a pro-rated annual merit equity award of 109,013 RSUs and 217,954 options to purchase the Company’s ordinary shares (collectively (i) and (ii), the “CEO Compensation Package”), and (iii) a special transaction bonus in the amount of $287,500, to be paid if Ms. Jenkins is employed by the Company in good standing on the date the Company or its affiliate, Gamida Cell Inc., closes either (x) an exclusive license agreement with a third party to commercialize Omisirge® (omidubicel-onlv), or (y) a Merger/Sale (as such term is defined under the Company’s 2017 Share Incentive Plan (as amended)) (the “CEO Special Bonus”); which forms of compensation are in-line with the terms of the Company’s Existing Compensation Policy and the Amended Compensation Policy.

The proposed CEO Compensation Package and the CEO Special Bonus were approved by the Compensation and Talent Committee and the Board, which considered, among other factors, Ms. Jenkins’ performance and contribution to the Company as well as her experience and the terms of the Company’s Existing Compensation Policy. When reviewing Ms. Jenkins’ terms of employment, the Compensation and Talent Committee and the Board reviewed a peer group compensation survey prepared by an independent compensation advisor and considered market trends in similar companies. The employment terms of Ms. Jenkins are consistent with the Company’s Existing Compensation Policy and Amended Compensation Policy.

Proposed Resolution

The Company is therefore proposing to adopt the following resolution:

“RESOLVED, to approve the compensation terms and equity awards for the Company’s Chief Executive Officer, Ms. Abigail Jenkins, as described in the CEO Compensation Package and the CEO Special Bonus.”

Shareholders should be aware that the Company will NOT be authorized to approve Ms. Jenkins’ compensation terms and equity awards unless this Proposal Four is approved by the affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon.

Board Recommendation

The Board recommends that you vote “FOR” the proposed resolution.

PROPOSAL five

APPROVAL OF THE AMENDED NON-EXECUTIVE DIRECTORS’ COMPENSATION

Background

As previously approved by the shareholders of the Company, the Company’s non-executive directors’ equity compensation is as follows: (i) each non-executive Board member, other than the chairperson of the Board, is entitled to receive (a) an initial equity award (on or about the first time such member is elected or appointed to the Board) of 4,000 RSUs of the Company and options to purchase 19,000 ordinary shares of the Company; and (b) an annual equity award of 2,000 RSUs of the Company and options to purchase 9,500 ordinary shares of the Company; and (ii) the chairperson of the Board is entitled to receive an annual equity award of 2,000 RSUs of the Company and options to purchase 12,500 ordinary shares of the Company.

As previously approved by the shareholders of the Company, the Company’s non-executive directors’ cash compensation is as follows: (i) an annual fee of $40,000 plus VAT, if applicable, (ii) for membership on each of the Compensation Committee and Audit Committee, an additional annual fee of $10,000 plus VAT, if applicable, (iii) for membership on the Nominating and Corporate Governance Committee, an additional annual fee of $4,000, plus VAT if applicable; (iii) for chairmanship of the board of directors an additional annual fee of $20,000 plus VAT, if applicable, and (iv) for each chairmanship of each of the Compensation Committee and Audit Committee, an additional annual fee of $5,000 plus VAT, if applicable; (v) for chairmanship of the Nominating and Corporate Governance Committee, an additional annual fee of $7,500 plus VAT if applicable.

For further information on such fees, see “Non-Employee Director Compensation” below.

In order to promote retention and motivation of the Company’s directors and to better align the compensation terms with the Board members’ duties, the Compensation Committee and Board have each approved and recommended that the shareholders of the Company approve, amendments to the equity compensation of the Company’s non-executive directors, such that, effective as of January 1, 2023, each non-executive director (including the chairperson of the Board) shall be entitled to receive an annual grant consisting of a combination of RSUs and options to purchase ordinary shares of the Company, with an aggregate fair market value of $90,000, calculated as of the date of grant (each, an “Amended Annual Equity Grant”). If approved, the Compensation Committee and Board will have the discretion to determine the allocation of the options and RSUs comprising each Amended Annual Equity Grant. Any ordinary shares underlying options comprising part of an Amended Annual Equity Grant will vest in equal quarterly installments over a twelve-month period, subject to each director’s continuous service through each such vesting date, with an exercise price equal to the fair market value of the ordinary shares as of the date of grant, as determined by the Board. Any ordinary shares underlying RSUs comprising part of an Amended Annual Equity Grant will vest in full on the twelve-month anniversary of the date of grant, subject to each director’s continuous service through such vesting date.

Accordingly, on February 8, 2023, each non-executive Board member was granted an Amended Annual Equity Grant of options to purchase 56,600 ordinary shares (with an exercise price of $1.59 per ordinary share) and 28,300 RSUs, with such grant having an aggregate grant date fair market value of $90,000 as of the date of grant.

Each of the Amended Annual Equity Grants, as described above, is consistent with the terms of the Existing Compensation Policy and the Amended Compensation Policy

In addition, the Compensation Committee and Board have each approved, and recommended that the shareholders of the Company approve, effective as of immediately following the February 8, 2023 meeting of the Board, amendments to the cash compensation for the Company’s non-executive directors, as follows: (i) an annual fee of $40,000; (ii) for membership on each of the Compensation Committee, Audit Committee, and Compliance Committee, an annual fee of $10,000; (iii) for membership on each of the Nominating and Corporate Governance Committee and Science Committee, an annual fee of $8,000; (iii) to chair the Board, an annual fee of $20,000 (in addition to the fee set forth in (i)); (iv) to chair each of the Compensation Committee, Audit Committee, and Compliance Committee, an annual fee of $15,000 (in lieu of the fee set forth in (ii); and (v) to chair each of the Nominating and Corporate Governance Committee and the Science Committee, an additional annual fee of $12,000 (in lieu of the fee set forth in (iii)) (collectively, the “Amended Cash Compensation” and together with the Amended Annual Equity Grants, the “Amended Annual Director Compensation”). The Amended Cash Compensation, as described above, is consistent with the terms of the Existing Compensation Policy and the Amended Compensation Policy.

The terms of the initial equity grants for the non-executive directors are not proposed to be amended under this Proposal Five.

The Amended Annual Director Compensation is designed to attract, retain and compensate highly qualified directors, and to align their interests with those of the Company’s shareholders, by providing them with competitive cash and equity compensation. Following the recommendation of Aon Human Capital Management, the recommendation of and approval by the Compensation Committee, and approval by the Board, the Company recommends that the shareholders approve the Amended Annual Equity Grant, to be effective as of January 1, 2023, and the Amended Cash Compensation, to be effective as of February 8, 2023.

Discretionary Grant

Following the recommendation of Aon Human Capital Management, the Compensation Committee and Board also approved the following special one-time equity grants (together, the “Discretionary Equity Grants”):

●	Shawn Tomasello, in recognition of her appointment as Chairwoman of the Board, received a grant of options to purchase 17,000 ordinary shares on March 20, 2023. The ordinary shares underlying the options have an exercise price of $1.32 per share, and vest in equal quarterly installments over a twelve-month period, with the first such installment vesting on May 8, 2023, subject to Ms. Tomasello’s continuous service through each such vesting date.

●	Robert Blum, in recognition of his extraordinary contributions to the Company, received a grant of options to purchase 28,300 ordinary shares and 14,200 RSUs on February 8, 2023. Mr. Blum departed the Company on March 17, 2023, prior to the vesting of any of the equity subject to this grant. The ordinary shares underlying the options had an exercise price of $1.59 per ordinary share and vested in equal quarterly installments over a twelve-month period. The ordinary shares underlying the RSUs would have vested in full on February 8, 2024.

●	Stephen Wills, in recognition of his extraordinary contribution to the Company, received a grant of options to purchase 28,300 ordinary shares and 14,200 RSUs on February 8, 2023. The ordinary shares underlying the options have an exercise price of $1.59 per ordinary share and vest in equal quarterly installments over a twelve-month period, subject to Mr. Wills’ continuous service through each such vesting date. The ordinary shares underlying the RSUs will vest in full on February 8, 2024, subject to Mr. Wills’ continuous service through such vesting date.

The Discretionary Equity Grants, as described above, are consistent with the terms of the Existing Compensation Policy and the Amended Compensation Policy, which each provide that in special circumstances, such as in the case of a director who makes a unique contribution to the Company, such director’s compensation may be different than the compensation of all other directors and may be greater than the maximum amount set forth under the respective compensation policy. Following the recommendation of Aon Human Capital Management, the recommendation of and approval by the Compensation Committee, and approval by the Board, the Company recommends that the shareholders approve the Discretionary Equity Grants, effective as of their respective dates of grant. The Discretionary Equity Grants and the Amended Annual Director Compensation are referred to collectively as the “Amended Non-Executive Directors’ Compensation” in this proxy statement.

Proposed Resolution

The Company is therefore proposing to adopt the following resolution:

“RESOLVED, to approve the Amended Non-Executive Directors’ Compensation.”

Board Recommendation

The Board recommends that you vote “FOR” the proposed resolution.

PROPOSAL SIX

APPROVAL OF AN INCREASE IN THE COMPANY’S AUTHORIZED SHARE CAPITAL
VIA AN AMENDMENT TO THE ARTICLES

Increase in the Company’s Authorized Share Capital

The Board has approved, subject to approval by the shareholders, an amendment to the Articles that increases the number of ordinary shares authorized for issuance from 225,000,000 to 325,000,000, as set forth on Annex B to this proxy statement. The purposes of this increase are to provide the Company with the flexibility to conduct future issuances of ordinary shares in connection with a potential commercial or strategic partnership to support the launch and commercialization of Omisirge, and to finance the Company’s operations consistent with its historical practice of raising funds through equity and debt issuances. Although the Company is seeking a potential commercial or strategic partnership and the Company has an “at-the-market” equity facility pursuant to which it may offer and sell its ordinary shares from time to time through Jefferies LLC, acting as sales agent (the “ATM”), and may, in the future pursue additional equity financing, it currently does not have any acquisitions or other major transactions planned that would require it to increase the authorized share capital. Moreover, the Board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device. If the increase is approved, after the increase, all ordinary shares issuable from the Company’s authorized share capital would have the same voting rights and rights to any dividends or other distributions by the Company as the ordinary shares currently issuable from its share capital.

In reaching its determination to approve this Proposal Six, the Board, with advice from management and financial and legal advisers, considered a number of factors, including the Company’s current financial condition, anticipated cash flow and liquidity needs, including its outstanding debt obligations.

After evaluating these factors, and based upon their knowledge of the Company’s business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of the Company’s management, the Board concluded that the potential increase in the Company’s authorized share capital is in the Company’s best interests and in the best interests of its shareholders.

Certain Risks and Disadvantages Associated with the Share Capital Increase

If the Company issues additional ordinary shares after the increase in its authorized share capital, the dilution to the ownership interest of existing shareholders may be greater than would occur had the increase in authorized share capital not been effected. Future issuances of ordinary shares will dilute the voting power and ownership of existing shareholders, and, depending on the amount of consideration received in connection with the issuance, could also reduce shareholders’ equity on a per-share basis. Although the purposes of the increase in authorized share capital are to maintain the Company’s capital-raising position, these additional ordinary shares may also be issued in the future for other purposes, such as compensation, giving rise to further opportunities for dilution. Although the Company is seeking a potential commercial or strategic partnership and the Company has an ATM facility, and may, in the future pursue additional equity financing, it currently does not have any acquisitions or other major transactions planned that would require it to increase the authorized share capital. Moreover, the Board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device. However, the authorized ordinary shares could, in theory, also be used to resist or frustrate a third-party transaction that is favored by a majority of the independent shareholders (for example, by permitting issuances that would dilute the share ownership of a person seeking to effect a change in the composition of the Board or management of the Company or contemplating a tender offer or other transaction for the combination of the Company with another company). The newly available authorized shares resulting from the increase in the Company’s authorized share capital thus may have the potential to limit the opportunity for shareholders to dispose of their ordinary shares at a premium.

Proposed Resolution

The Company is therefore proposing to adopt the following resolution:

“RESOLVED, to approve an increase in the Company’s authorized share capital from NIS 2,250,000, divided into 225,000,000 ordinary shares to NIS 3,250,000, divided into 325,000,000 ordinary shares via the adoption of an amendment to Article 5.1.1 of the Company’s current Amended and Restated Articles of Association.”

Board Recommendation

The Board recommends that you vote “FOR” the proposed resolution.

EXECUTIVE OFFICERS

The table below sets forth the Company’s executive officers and their respective ages as of August 28, 2023.

Name	Age	Position
Abigail Jenkins	48	Director and Chief Executive Officer
Terry Coelho	62	Chief Financial Officer
Michele Korfin	51	Chief Operating and Chief Commercial Officer
Josh Patterson	48	General Counsel and Chief Compliance Officer
Ronit Simantov	59	Chief Medical Officer and Chief Scientific Officer

The biography of Ms. Jenkins is set forth in “Proposal One: Election of Directors” above.

Terry Coelho has served as the Company’s Chief Financial Officer since May 2023. Ms. Coelho has more than 35 years of experience in management and across all areas of finance at public and private companies in multiple sectors, including pharmaceuticals. She most recently served as Executive Vice President, Chief Financial Officer and Chief Business Development Officer for CinCor Pharma, Inc., a clinical-stage cardiorenal therapeutics company, from November 2021 through November 2022 having led the company’s IPO and including preparing the company for its eventual sale to AstraZeneca. Prior to that, from January 2019 to October 2021, Ms. Coelho was the Executive Vice President and Chief Financial Officer at BioDelivery Sciences International, Inc., a commercial-stage specialty pharmaceutical company acquired by Collegium Pharmaceuticals in 2022. Prior to that, Ms. Coelho was the Chief Financial Officer at Balchem Corporation from October 2017 to October 2018, and the Chief Operating Officer at Diversey, Inc., which was acquired by Bain Capital L.P., from September 2017 to October 2017. Ms. Coelho has also previously served in various roles at Diversy Care, a division of Sealed Air Corporation, Mars, Inc., and Novartis Pharmaceuticals Corporation. Ms. Coelho is a member of the Boards of Directors of HOOKIPA Pharma Inc. and First Wave BioPharma, Inc. Ms. Coelho is a founding advisory board member of the CFO Leadership Council (Charlotte and Raleigh chapters) and has previously served on the advisory boards for Northeastern University’s M.B.A. Finance Track and for the University of North Carolina at Charlotte Women in Business. She graduated summa cum laude with a B.A. from The American University School of International Service in Washington, D.C. and earned her M.B.A. from the Instituto Brasileiro de Mercado de Capitais in Rio de Janeiro, Brazil.

Michele Korfin has served as the Company’s Chief Operating and Chief Commercial Officer since July 2020. Prior to joining Gamida Cell, Ms. Korfin served as Chief Operating Officer at TYME Technologies, Inc. (Nasdaq: TYME), a biotechnology company focused on therapeutic candidates that target cancer metabolism, from 2018 until 2020. From 2016 until 2018, she was Vice President of Market Access at Kite Pharma, Inc., or Kite, a biotechnology company engaged in the development of cancer immunotherapy products that is now part of Gilead Sciences. At Kite, she oversaw the market access strategy, including payer relations, reimbursement and government affairs for Yescarta®, the first approved CAR-T therapy in lymphoma. She also worked closely with the manufacturing and supply chain teams at Kite to prepare for FDA approval and commercialization. Before joining Kite, Ms. Korfin spent more than a decade at Celgene Corporation (now part of Bristol Myers Squibb) in a variety of key strategic and operational roles, including in commercial leadership and overseeing the global development programs for Revlimid® in lymphoma and chronic lymphocytic leukemia. She also led Celgene Corporation’s oncology sales force of over 120 representatives responsible for Abraxane®, which is now a standard of care in pancreatic cancer. Ms. Korfin has served on the board of directors of Organogenesis Holdings Inc. (Nasdaq: ORGO) since April 2022. Ms. Korfin holds an M.B.A. from Harvard Business School and a B.S. in Pharmacy from Rutgers University. She is a Registered Pharmacist in New Jersey. She is also on the Board of Trustees of BioNJ, the organization that represents the biotechnology industry for New Jersey.

Josh Patterson has served as the Company’s General Counsel and Chief Compliance officer since August 2021. Prior to joining Gamida Cell, Mr. Patterson served as General Counsel between March 2020 and August 2021 and as Vice President, Legal and Corporate Secretary between March 2018 and March 2020 for Akcea Therapeutics, Inc., a biotechnology company that merged with Ionis Pharmaceuticals, Inc. in 2020. He was responsible for Akcea’s global legal matters, including strategic transactions and providing legal advice and counsel to the management team and board of directors. Between December 2006 and March 2018, Mr. Patterson served in various leadership positions at Ionis Pharmaceuticals, Inc. (Nasdaq: IONS), a biotechnology company that specializes in discovering and developing RNA-targeted therapeutics, including as Executive Director and Deputy General Counsel. Mr. Patterson holds a B.A. from Carthage College and a J.D. from the Syracuse University College of Law.

Dr. Ronit Simantov has served as the Company’s Chief Medical Officer since July 2017 and as the Company’s Chief Scientific Officer since July 2021. Dr. Simantov has more than 20 years of experience in hematology and oncology research, development, registration and product launch. Prior to joining Gamida Cell, Ronit served as Head of Oncology Global Medical Affairs at Pfizer, where she was responsible for multiple programs including Sutent® (sunitinib), Inlyta® (axitinib), Ibrance® (palbociclib), Bosulif® (bosutinib) and Xalkori ® (crizotinib). Ronit previously led phase 1-3 studies as Vice President of Clinical Research at OSI Pharmaceuticals. She also served as Chief Medical Officer at CuraGen Corporation (acquired by Celldex), where she led development of small molecules and antibody-drug conjugates. At Bayer HealthCare Pharmaceuticals, Ronit led the phase 3 study of Nexavar® (sorafenib) resulting in the first approval of a tyrosine kinase inhibitor in renal cell carcinoma. Prior to joining industry, Dr. Simantov spent seven years on the academic faculty at Weill Medical College of Cornell University, where she directed the fellowship program and conducted angiogenesis and vascular biology research. She has authored over 40 peer-reviewed manuscripts. Dr. Simantov holds an M.D. from New York University School of Medicine and a B.A. from Johns Hopkins University. She completed a residency in internal medicine at New York Hospital Cornell Medical Center, and a fellowship in hematology and oncology at Weill Cornell Medicine.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The table below provides information with respect to the fiscal years ended December 31, 2022 and December 31, 2021 regarding the compensation of the principal executive officer, the former principal executive officer and the two most highly paid executive officers at the end of fiscal year 2022. In addition, the table below reflects the compensation granted to our five most highly compensated office holders (as defined in the Companies Law) during or with respect to the year ended December 31, 2022 and 2021. Such executive officers and office holders are referred to herein as our Covered Executives.

Name and Principal Position	Year	Salary (000s)	Non-Equity Incentive Plan Compensation (000s)	Share Awards(1)(000s)	Option Awards(1) (000s)	All Other Compensation(2) (000s)	Total (000s)
Abigail Jenkins(3)	2022	157	—	53	1,018	—	3,110
President and Chief Executive Officer	2021	—	—	—	—	—	—

Dr. Julian Adams(4)	2022	482	205	143	766	123	1,719
Former Chief Executive Officer	2021	547	125	296	1,049	—	2,018

Shai Lankry(5)	2022	328	96	145	305	—	874
Chief Financial Officer	2021	321	132	234	350	77	1,114

Michele Korfin	2022	455	151	193	434	—	1,233
Chief Operating and Commercial Officer	2021	429	48	250	106	—	833

Ronit Simantov	2022	457	135	190	245	—	1,028
Chief Medical and Chief Scientific Officer	2021	434	113	300	305	—	1,152

Josh Patterson(6)	2022	397	82	106	140		724
General Counsel and Chief Compliance Officer	2021	130	50	105	377		662

(1)	Represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 11, “Share-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)	The amounts included in this column for each Covered Executive represent medical and other insurance and 401(k) contributions made by us.

(3)	Ms. Jenkins joined the Company as President, Chief Executive Officer and Director, effective September 19, 2022.

(4)	Dr. Adams retired as the Company’s chief executive officer, effective September 19, 2022. The amount reported as 2022 salary is comprised of payments for his services as chief executive officer that include base salary of $591,151 and payments for his services as a member of the Board subsequent to his retirement that include fees of $14,011.

(5)	Mr. Lankry transitioned from Chief Financial Officer to Vice President, Finance on May 22, 2023 and served in such capacity until June 2, 2023, his final date of employment with the Company.

(6)	Mr. Patterson joined the Company as General Counsel and Chief Compliance Officer in August 2021.

Narrative Disclosure to Summary Compensation Table

The Company’s executive compensation program is designed to attract, motivate and retain highly experienced leaders who will contribute to the Company’s success and enhance shareholder value, while demonstrating professionalism in a highly achievement-oriented culture. The Company’s program is based on merit and rewards excellent performance in the long term, and it aims to embed the Company’s core values within the Company’s leadership team’s behavior.

To that end, the Company’s program is designed:

●	To closely align the interests of the executive officers with those of the Company’s shareholders in order to enhance shareholder value;

●	To align a significant portion of the executive officers’ compensation with the Company’s short and long-term goals and performance;

●	To provide the executive officers with a structured compensation package, including competitive salaries, performance-motivating cash and equity incentive programs and benefits;

●	To strengthen the retention and the motivation of executive officers in the long term, and to be able to present to each executive officer an opportunity to advance in a growing organization;

●	To provide appropriate awards in order to incentivize superior individual performance; and

●	To maintain consistency in the way executive officers are compensated.

The Company’s executive compensation program was prepared taking into account the Company’s size and business and financial characteristics.

Role of the Compensation Committee and Executive Officers in Setting Executive Compensation

The Compensation and Talent Committee of the Board is responsible for determining the Company’s executives’ compensation. During the past fiscal year, after taking into consideration the six factors described above, the Compensation and Talent Committee engaged Radford, which is part of Aon plc, as its compensation consultant. The Compensation and Talent Committee selected Radford based on Radford’s general reputation in the industry. The Compensation and Talent Committee requested that Radford:

●	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

●	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, the Compensation and Talent Committee also requested that Radford develop a group of comparator companies and to perform analyses of competitive performance and compensation levels for that group, and finally, to develop recommendations for the Company’s executive compensation program that were presented to the compensation committee for its consideration. Following an active dialogue with Radford, the Compensation and Talent Committee approved the recommendations.

Historically, the Compensation and Talent Committee has made significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation and Talent Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation and Talent Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For all executives other than the chief executive officer, the Compensation and Talent Committee typically reviews and discusses each executive’s performance and his or her proposed compensation with the Company’s chief executive officer. Based on those discussions and at its discretion, the Compensation and Talent Committee then determines the compensation of each executive officer for approval by the Board. The chief executive officer may not participate in, or be present during, any deliberations or determinations of the Compensation and Talent Committee regarding his compensation and his compensation is subjected to shareholder approval. The Compensation and Talent Committee evaluates the chief executive officer and makes recommendations to the Board regarding the chief executive officer’s compensation, which is then approved by the full Board in its discretion. In determining the performance and compensation of all executives and directors, as part of its deliberations, the Compensation and Talent Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, Company share performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, as well as recommendations from the committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The Compensation and Talent Committee also evaluates the Company’s executive compensation program in light of the Company’s shareholders’ views and the Company’s transforming business needs and expects to continue to consider the outcome of the Company’s “say on pay” votes and the Company’s shareholders’ views when making future executive compensation decisions. The compensation programs for the Company’s executives are also subject to the approval of the Board and in the case of the Company’s chief executive officer and directors, and certain other cases, the approval of the Company’s shareholders. For additional information regarding the Company’s executive compensation program, see “Compensation of Directors and Executive Officers” in the Company’s Annual Report.

Executive Compensation Program

The annual compensation arrangements for the Company’s Covered Executives consist of an annual base salary and long-term incentive compensation in the form of equity awards. The Company’s Covered Executives are also eligible to receive short-term incentive compensation in the form of annual incentive awards, which may be paid in cash or equity-based awards. The Company has historically emphasized the use of equity to provide incentives for the Company’s Covered Executives, to focus on the growth of the Company’s overall enterprise value and, correspondingly, to create sustainable value for the Company’s shareholders.

Annual Base Salary

The Company has entered into agreements with each of the Company’s Covered Executives that establish annual base salaries, which are generally reviewed and approved in the first quarter of the fiscal year by the Compensation and Talent Committee. Annual base salaries are intended to provide a fixed component of compensation to the Company’s Covered Executives, in order to compensate the Company’s Covered Executives for the satisfactory performance of their duties, reflecting their experience, expertise, roles and responsibilities.

Base salaries for the Company’s Covered Executives have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Merit-based increases to salaries are based on the Company’s chief executive officer’s assessment of the individual executive’s performance, the recommendations made by the chief executive officer and the competitive market in which the Company operates for talent.

The following table presents the annual base salaries for each of the Company’s Covered Executives for 2022 and 2021, as determined by the Board or Compensation and Talent Committee, as applicable:

Name	2022 Base Salary ($)	2021 Base Salary ($)
Abigail Jenkins – President and Chief Executive Officer(1)	156,538	—
Dr. Julian Adams – Former Chief Executive Officer(2)	591,151	550,020
Shai Lankry – Former Chief Financial Officer(3)	330,000	315,000
Michele Korfin – Chief Operating and Commercial Officer	460,000	429,781
Joshua Patterson – General Counsel and Chief Compliance Officer	400,000	129,590
Dr. Ronit Simantov – Chief Medical and Chief Scientific Officer	460,000	442,960

(1)	Ms. Jenkins’s employment with the Company commenced on September 19, 2022. Pursuant to the terms of Ms. Jenkins’s employment agreement dated September 18, 2022, or the Jenkins Employment Agreement, Ms. Jenkins is paid an annual base salary of $550,000.

(2)	Dr. Adams retired as chief executive officer effective September 19, 2022.

(3)	Mr. Lankry’s last day of employment with the Company was June 2, 2023.

Annual Incentive Compensation

The Company’s Covered Executives are eligible to receive annual incentive compensation based on the satisfaction of individual and corporate performance objectives established by the Board. Each Covered Executive has a target annual incentive opportunity, calculated as a percentage of annual base salary, and may earn more or less than the target amount based on the Company’s and his or her individual performance. The 2022 target annual incentive opportunity for each of the Company’s Covered Executives is set forth below (other than Ms. Jenkins, who was not eligible for a full 2022 bonus but rather a pro-rated 2022 bonus given the commencement of her employment with the Company in September 2022):

Covered Executives	Target Bonus % of Salary	Target Bonus ($)
Abigail Jenkins	50%	—
Dr. Julian Adams(1)	50%	275,010
Shai Lankry(2)	35%	110,250
Michele Korfin	40%	171,912
Josh Patterson	40%	152,000
Dr. Ronit Simantov	40%	171,912

(1)	Dr. Adams retired as chief executive officer effective September 19, 2022.

(2)	Mr. Lankry’s last day of employment with the Company was June 2, 2023.

The Company’s Covered Executives are eligible to receive annual incentive compensation based on the satisfaction of individual and corporate performance objectives established by the Board. Each Covered Executive has a target annual incentive opportunity, calculated as a percentage of annual base salary, and may earn more or less than the target amount based on the Company’s and his or her individual performance.

For 2022 and 2021, annual incentives were earned based on the Compensation and Talent Committee’s assessment of each executive’s respective performance. The amounts of such annual incentives, which are set forth in the “Summary Compensation Table” above, were recommended by the Compensation and Talent Committee and approved by the Board in February 2023 and January 2022 based on each executive’s and the Company’s corporate performance in 2022 and 2021, respectively.

On February 8, 2023, the Board, upon recommendation of the compensation and talent committee, approved the annual incentives to be paid to the Covered Executives for performance in 2022 consistent with the Company’s Existing Compensation Policy, which amounts are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The board of directors determined that the corporate goals had been achieved at 82.5% of the overall target, and that as a baseline, the achievement of the corporate goals and individual goals would account for 75% and 25%, respectively, of each Covered Executive’s 2022 annual incentive payout other than with respect to the President and Chief Executive Officer, whose corporate goals and individual goals would account for 100% and 0%, respectively, of the President and Chief executive officer’s 2022 annual incentive payout. In light of the corporate reorganization, the board of directors further determined that certain of the Covered Officers had made strong personal contributions to the Company and determined that the weighting of the annual performance bonus for such Covered Executives (other than the President and Chief Executive Officer) would be adjusted, within the parameters of the annual bonus program and in consultation with the President and Chief Executive Officer, to reflect such personal contributions.

Equity-Based Awards

The Company’s equity-based incentive awards granted to the Company’s Covered Executives are designed to align the interests of the Company’s Covered Executives with those of the Company’s shareholders. Vesting of equity awards is generally tied to each officer’s continuous service with the Company and serves as an additional retention measure. The Company’s executives generally are awarded an initial new hire grant upon commencement of employment and thereafter on an annual basis, subject to the discretion of the Board or compensation and talent committee, as applicable. The equity awards described in this section are included in the “Share Awards” and “Option Awards” columns, as applicable, of the Summary Compensation Table above.

In 2022, the Company granted a blend of options and RSUs to the Company’s Covered Executives. The Company believes this blended approach will enable the Company to deliver competitive equity awards and enhances the retention of key talent.

Retirement Benefits and Other Compensation

The Company’s Covered Executives did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by the Company during 2021 or 2020, except for customary 401K matching contribution for the Company’s U.S. based Covered Executive. The Company’s Covered Executives are eligible to participate in the Company’s benefit programs on the same basis as all employees of the Company. The Company generally do not provide perquisites or personal benefits to the Company’s Covered Executives except in limited circumstances, and the Company did not provide any perquisites or personal benefits to the Company’s Covered Executives in 2022 or 2021.

Agreements with the Company’s Covered Executives and Potential Payments upon Termination or Change in Control

The Company has entered into an employment agreement or a consulting with each of the Company’s Covered Executives that provide for the basic terms of their employment, including base salary, annual incentive opportunity and equity grants, as well as certain severance and change of control benefits. Prior to Dr. Adams’ resignation on September 19, 2022 and Mr. Lankry’s last day of employment on June 2, 2023, the Company had an employment agreement with each such former Covered Executive as described below. Each of the Company’s Covered Executives is employed at will and may be terminated at any time for any reason.

Abigail Jenkins

The Company entered into an at-will employment agreement with Ms. Jenkins on September 18, 2022. Under the terms of her employment agreement, Ms. Jenkins is eligible to receive a base salary of $550,000 with an annual target incentive opportunity of 50% of her annual base salary. In connection with her employment agreement, Ms. Jenkins entered into a covenant not to disclose our confidential information during her employment term and an assignment of intellectual property rights. Subject to certain conditions, Ms. Jenkins is also subject to non-competition and non-solicitation provisions during her employment term and for a period of 12 months thereafter.

Ms. Jenkins’s employment may be terminated (i) by the Company at any time for cause (as defined in her employment agreement), or (ii) by the Company or Ms. Jenkins for any reason. In the event of Ms. Jenkins’ resignation for any reason or a termination by the Company without cause, the terminating party will give the other party three months’ notice of such termination; provided, however, that, in the event of such termination or resignation during the twelve-month period following a change in control, the terminating party will give the other party six months’ notice of such termination. In the event of a termination of Ms. Jenkins’ employment by the Company without cause (as defined in her employment agreement) or her resignation for any reason, she will receive her base salary in effect through the date of termination, less applicable withholdings, reimbursement for approved but unpaid business expenses through the date of termination, fully earned and declared (by the Board) annual target bonus as of the date of termination which was not paid yet, any other amount and/or entitlement owed to Ms. Jenkins pursuant to applicable law upon such termination, and, as applicable, the separation benefits described below.

Potential Payments Upon Termination or Change in Control

 Upon termination of her employment not in connection with a change in control, subject to certain conditions, in addition to the payments set forth in the preceding paragraph, Ms. Jenkins is entitled to receive a lump sum payment within 30 days of the date of termination that is equal to 95% of Ms. Jenkins’ annual base salary in effect, less applicable withholdings, if such termination is by the Company without cause, or if Ms. Jenkins resigns on account of good reason (each, as defined in her employment agreement). In the event of a change in control of the Company, if Ms. Jenkins’s employment is terminated by the Company without cause, or if she resigns on account of good reason (each, as defined in Ms. Jenkins’s employment agreement), in each case within 12 months following such change in control, in addition to the payments set forth in the preceding paragraph, Ms. Jenkins will be entitled to receive: (i) a lump sum payment within 30 days of the date of such termination in an amount equal to 100% of her annual base salary in effect, less applicable withholdings, plus a special bonus equal to 80% of her annual base salary in effect, less applicable withholdings and less any severance pay-related amounts (if any) then paid, payable or accrued; and (ii) any options and other equity awards of the Company that have been granted to Ms. Jenkins prior to the change in control and are outstanding as of the date of termination shall fully vest and become exercisable on such date in accordance with the terms of the applicable plans.

Dr. Julian Adams

The Company entered into an at-will employment agreement with Dr. Julian Adams, the Company’s former chief executive officer, in November 2017, which agreement was amended from time to time. Under the terms of his amended employment agreement, Dr. Adams was eligible to receive a base salary of $550,020 with an annual target incentive opportunity of 50% of his annual base salary. In connection with his employment agreement, Dr. Adams entered into a covenant not to disclose the Company’s confidential information during his employment term and an assignment of intellectual property rights. Subject to certain conditions, Dr. Adams was also subject to non-competition and non-solicitation provisions during his employment term and for a period of 12 months thereafter.

Dr. Adams resigned on September 19, 2022, received (i) a lump-sum payment of his annual cash incentive target gross bonus (pro-rated for the portion of that year until his last day of employment), and (b) for a period of three months following the date of his resignation, monthly payments equal to Dr. Adams’ monthly base salary as well as health insurance and disability benefit premiums.

Shai Lankry

The Company entered into an employment agreement with Mr. Shai Lankry, the Company’s former chief financial officer, in April 2018 and following Mr. Lankry’s relocation to the United States on November 1, 2021, he signed a new employment agreement dated December 15, 2021 (the “US Agreement”). Under the terms of his US Agreement, Mr. Lankry was eligible to receive a base salary of $315,000 and an annual target incentive opportunity of 35% of his annual base salary. In addition, Mr. Lankry was entitled to reimbursement of the expenses and fees associated with Mr. Lankry’s obtaining authorization to work in the United States and relocation expenses of up to $100,000. In connection with his US Agreement, Mr. Lankry entered into a covenant not to disclose the Company’s confidential information during his employment term and an assignment of intellectual property rights.

Under the terms of the US Agreement, Mr. Lankry’s employment could be terminated (i) by the Company at any time for cause (as defined in the US Agreement), or (ii) following November 1, 2022, by the Company or Mr. Lankry for any reason. In the event of a termination by the Company for any reason other than for cause, the Company was obligated to give Mr. Lankry six months’ notice of such termination, and in the event of Mr. Lankry’s resignation for any reason, Mr. Lankry was obligated to give the Company one month’s notice.

Mr. Lankry’s last day of employment with the Company was June 2, 2023 (the “Separation Date”). Under the terms of a Separation Agreement between the Company and Mr. Lankry dated May 23, 2023 (the “Separation Agreement”), subject to certain conditions, Mr. Lankry is eligible to receive (i) an extension of his ability to exercise any options to purchase ordinary shares of the Company that were granted to him during his employment and that are vested as of the Separation Date, until the earlier of the expiration date of such options or December 31, 2023, (ii) salary continuation of his salary in effect as of the Separation Date for a period of nine months after the Separation Date, and (iii) reimbursement of payments for COBRA coverage for a period of nine months or until he has secured other employment that provides health insurance coverage. The Separation Agreement superseded and replaced the US Agreement between Mr. Lankry and the Company.

Michele Korfin

The Company entered into an employment agreement with Ms. Korfin in August 2020 for an unspecified time period, with a notice period of one month. Under the terms of her employment agreement, Ms. Korfin is eligible to receive a base salary of $429,781 and an annual target incentive opportunity of 40% of her annual base salary. In connection with her employment agreement, Ms. Korfin entered into a covenant not to disclose the Company’s confidential information during her employment term and an assignment of intellectual property rights. Ms. Korfin is also subject to a non-competition provision for 18 months following a termination for cause or resignation for good reason, and for 12 months following a termination for any other reason.

Potential Payments Upon Termination or Change in Control

If Ms. Korfin’s employment is terminated by the Company at any time without cause, or if she resigns on account of good reason (each, as defined in Ms. Korfin’s employment agreement), subject to certain conditions, Ms. Korfin will be entitled to a lump sum severance payment equal to six months’ base salary, as well as additional monthly payments of her base salary and COBRA coverage for six months following the date of her termination.

In the event of a change in control of the Company, 50% of Ms. Korfin’s unvested equity awards will vest as of immediately prior to such change in control, and if Ms. Korfin is terminated by the Company without cause or she resigns for good reason, in either case, within twelve months following a change in control of the Company, all of her equity awards shall fully vest as of immediately prior to such termination.

Josh Patterson

The Company entered into an at-will employment agreement with Mr. Patterson in July 2021, as amended on July 15, 2022. Under the terms of his agreement, Mr. Patterson is eligible to receive a base salary of $380,000 with an annual target incentive opportunity of 40% of his annual base salary. In connection with his employment agreement, Mr. Patterson entered into a covenant not to disclose the Company’s confidential information during his employment term and an assignment of intellectual property rights. Mr. Patterson is also subject to a non-competition provision for (i) a period of twelve (12) months from his last day of employment, in the event his separation from the Company arises from a termination by the Company not for cause (as defined in Mr. Patterson’s employment agreement) or a resignation by him for good reason (as defined in Mr. Patterson’s employment agreement); or (ii) a period of six (6) months from his last day of employment in the event his separation from the Company arises from any other reason.

Potential Payments Upon Termination or Change in Control

Mr. Patterson’s employment may be terminated (i) by the Company at any time for cause (as defined in Mr. Patterson’s employment agreement), or (ii) by us or Mr. Patterson for any reason. In the event of Mr. Patterson’s termination by the Company without cause, the Company will give Mr. Patterson three months’ notice of such termination, and in the event of Mr. Patterson’s resignation for any reason, he shall give the Company three months’ notice. In the event of a change in control (as defined in Mr. Patterson’s employment agreement) of the Company, the terminating party agrees to provide six months’ notice of such termination to the other party. The Company shall have the right to determine whether or not Mr. Patterson will actively work during the notice period.

If Mr. Patterson’s employment is terminated without cause or Mr. Patterson terminates his employment for any reason, in either case absent a change in control or outside the change in control period, then Mr. Patterson will receive a payment equal to the sum of the base salary through the date of termination, reimbursement for approved but unpaid business expenses through the date of termination, fully earned and declared (by the board of directors of Gamida Cell Ltd.) annual target bonus (as defined in Mr. Patterson’s employment agreement) as of the date of termination which was not paid yet, any other amount and/or entitlement owed to him pursuant to applicable law upon such termination, and, if applicable, the non-compete payments as described in Mr. Patterson’s employment agreement. Specifically, if Mr. Patterson’s employment is terminated without cause or Mr. Patterson terminates his employment for good reason, in either case absent a change in control or outside the change in control period, then Mr. Patterson will be entitled to receive a non-compete payment of a single lump sum equal to 65% of his base salary within 30 days after the date of termination, less any severance pay-related amounts (if any) then paid, payable or accrued and released to or for his benefit.

In connection with a change of control (as defined in Mr. Patterson’s employment agreement), if during the change in control period, Mr. Patterson’s is terminated by the Company not for cause (as defined in Mr. Patterson’s employment agreement) or he resigns for good reason (as defined in Mr. Patterson’s employment agreement), then (i) the Company will pay Mr. Patterson an amount equal to 100% of his base salary (as defined in Mr. Patterson’s employment agreement), less applicable deductions and withholdings and any severance pay-related amounts, if any, then paid, payable or accrued and released to or for his benefit; and (ii) any equity awards granted to him prior to the change of control shall fully vest and become exercisable on such date in accordance with their terms, in exchange for Mr. Patterson’s agreement to certain non-competition and non-solicitation provisions.

Dr. Ronit Simantov

The Company entered into an at-will employment agreement with Dr. Ronit Simantov in April 2017, as amended on July 26, 2022. Under the terms of her employment agreement, as amended, Dr. Simantov is eligible to receive a base salary of $460,000 and an annual target incentive opportunity of 35% of her annual base salary, as well as a one-time signing bonus of $50,000. In connection with her employment agreement, Dr. Simantov entered into a covenant not to disclose the Company’s confidential information during her employment term and an assignment of intellectual property rights.

Potential Payments Upon Termination or Change in Control

If Dr. Simantov’s employment is terminated for cause, she shall receive the base salary through the date of termination (as defined in Dr. Simantov’s employment agreement), and any other amount and/or entitlement owed to her pursuant to applicable law upon such termination, as well as reimbursement for approved but unpaid business expenses through the date of termination. She will not be entitled to any other compensation, benefits or other amounts from the Company or otherwise upon such termination for cause.

If Dr. Simantov’s employment is terminated without cause or Dr. Simantov terminates her employment for any reason, in either case absent a change in control or outside the change in control period, then Dr. Simantov will receive a payment equal to the sum of the base salary through the date of termination, reimbursement for approved but unpaid business expenses through the date of termination, fully earned and declared (by the board of directors of the Gamida Cell Ltd.) annual target bonus (as defined in Dr. Simantov’s employment agreement) as of the date of termination which was not paid yet, any other amount and/or entitlement owed to her pursuant to applicable law upon such termination, and, if applicable, the non-compete payments as described in Dr. Simantov’s employment agreement. Specifically, if Dr. Simantov’s employment is terminated without cause or Dr. Simantov terminates her employment for good reason (as defined in Dr. Simantov’s employment agreement), she will be entitled to receive a non-compete payment of a single lump sum equal to 65% of her base salary within 30 days after the date of termination, less any severance pay-related amounts (if any) then paid, payable or accrued and released to or for her benefit.

In connection with a change of control (as defined in Dr. Simantov’s employment agreement), if during the change in control period, Dr. Simantov is terminated by the Company not for cause (as defined in Dr. Simantov’s employment agreement) or she resigns for good reason (as defined in Dr. Simantov’s employment agreement), then (i) the Company will pay Dr. Simantov an amount equal to 100% of her base salary (as defined in Dr. Simantov’s employment agreement), less applicable deductions and withholdings and any severance pay-related amounts, if any, and (ii) any equity awards granted to her prior to the change of control shall fully vest and become exercisable on such date in accordance with their terms, in exchange for Dr. Simantov’s agreement to certain non-competition and non-solicitation provisions.

Outstanding Equity Awards at Fiscal Year End 2022

	Option Awards				Share Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)	Market value of shares or units that have not vested ($)
Abigail Jenkins(1)	—	1,000,000	2.22	September 18, 2032	—	—
Abigail Jenkins(2)	—	—	—	—	250,000	555,000
Julian Adams	60,000	—	7.50	March 2, 2027	—	—
Julian Adams	596,574	—	4.90	December 28, 2027	—	—
Julian Adams(3)	129,375	8,625	11.01	March 11, 2029	—	—
Julian Adams(4)	77,625	60,375	4.70	September 10, 2030	—	—
Julian Adams(5)	81,375	104,625	9.51	February 25, 2031	—	—
Julian Adams(6)	-	291,100	2.93	January 28, 2032	—	—
Julian Adams(7)	—	9,500	1.79	November 18, 2032	—	—
Julian Adams(8)	—	—	—	—	20,766	197,494
Julian Adams(9)	—	—	—	—	48,500	142,105
Julian Adams(10)	—	—	—	—	2,000	3,580
Shai Lankry	186,421	—	4.90	May 14, 2028	—	—
Shai Lankry(11)	35,625	2,375	11.01	March 14, 2029	—	—
Shai Lankry(12)	26,125	11,875	4.70	February 24, 2030	—	—
Shai Lankry(13)	27,147	34,095	9.51	February 25, 2031	—	—
Shai Lankry(14)	—	92,400	2.93	January 27, 2032	—	—
Shai Lankry(15)	—	—	—	—	6,896	98,371
Shai Lankry(16)	—	—	—	—	28,481	135,284
Shai Lankry(9)	—	—	—	—	15,400	45,122
Shai Lankry(17)	—	—	—	—	13,800	80,868
Michele Korfin(18)	281,250	218,750	4.36	August 31, 2030	—	—
Michele Korfin(13)	8,814	11,333	9.51	February 25, 2031	—	—
Michele Korfin(14)	—	125,000	2.93	January 27, 2032	—	—
Michele Korfin(17)	—	—	—	—	21,500	125,990
Michele Korfin(9)	—	—	—	—	20,800	60,944
Michele Korfin(15)	—	—	—	—	2,239	31,242
Michele Korfin(16)	—	—	—	—	50,012	230,840
Ronit Simantov	186,574	—	4.90	November 16, 2027	—	—
Ronit Simantov(11)	46,312	3,088	11.01	March 11, 2029	—	—
Ronit Simantov(12)	33,687	15,313	4.70	February 24, 2030	—	—
Ronit Simantov(13)	23,625	30,375	9.51	February 25, 2031	—	—
Ronit Simantov(14)	—	79,700	2.93	January 27, 2032	—	—
Ronit Simantov(9)	—	—	—	—	13,300	38,969
Ronit Simantov(17)	—	—	—	—	19,400	113,684
Ronit Simantov(8)	—	—	—	—	6,000	85,590
Ronit Simantov(16)	—	—	—	—	45,102	214,233
Josh Patterson(18)	54,687	120,313	3.80	October 6, 2031
Josh Patterson(14)	—	77,900	2.93	January 27, 2032
Josh Patterson(19)	—	—	—	—	20,000	109,623
Josh Patterson(17)	—	—	—	—	19,000	111,340
Josh Patterson(9)	—	—	—	—	13,000	38,090

(1)	One fourth (1/4th) of the shares subject to the option award vest on September 19, 2023, and one twelfth (1/12th) of the remaining shares subject to the option award vested or shall vest in equal quarterly installments thereafter, subject to the officer’s continuous service through such vesting date.

(2)	The restricted share unit award shall vest in three equal annual installments on September 19, 2023, September 19, 2024, and September 19, 2025, subject to the officer’s continuous service through such vesting date.

(3)	One fourth (1/4th) of the shares subject to the option award vested on March 13, 2020, and one twelfth (1/12th) of the remaining shares subject to the option award vested or shall vest in equal quarterly installments thereafter, subject to the individual’s continuous service through such vesting date.

(4)	One fourth (1/4th) of the shares subject to the option award vested on September 10, 2021, and one twelfth (1/12th) of the remaining shares subject to the option award vested or shall vest in equal quarterly installments thereafter, subject to the individual’s continuous service through such vesting date.

(5)	One fourth (1/4th) of the shares subject to the option award shall vest on February 25, 2022, and one twelfth (1/12th) of the remaining shares subject to the option award shall vest in equal quarterly installments thereafter, subject to the individual’s continuous service through such vesting date.

(6)	One fourth (1/4th) of the shares subject to the option award shall vest on January 28, 2023, and one twelfth (1/12th) of the remaining shares subject to the option award shall vest in equal quarterly installments thereafter, subject to the individual’s continuous service through such vesting date.

(7)	The option vests in equal quarterly installments over a twelve-month period, with the first such installment vesting on February 11, 2023, subject to the individual’s continuous service through each such vesting date.

(8)	The restricted shares shall vest in three equal annual installments on February 25, 2022, February 25, 2023, and February 25, 2024, subject to the individual’s continuous service through each such vesting date.

(9)	The RSU award shall vest in three equal annual installments on January 28, 2023, January 28, 2024, and January 28, 2025, subject to the individual’s continuous service through each such vesting date.

(10)	The RSU will vest on in equal quarterly installments over a twelve-month period, with the first such installment vesting on February 11, 2023, subject to the individual’s continuous service through such vesting date.

(11)	One fourth (1/4th) of the shares subject to the option award vested on March 13, 2020, and one twelfth (1/12th) of the remaining shares subject to the option award vested or shall vest in equal quarterly installments thereafter, subject to the officer’s continuous service through such vesting date.

(12)	One fourth (1/4th) of the shares subject to the option award vested on February 24, 2021, and one twelfth (1/12th) of the remaining shares subject to the option award vested or shall vest in equal quarterly installments thereafter, subject to the officer’s continuous service through such vesting date.

(13)	One fourth (1/4th) of the shares subject to the option award vested on February 25, 2022, and one twelfth (1/12th) of the remaining shares subject to the option award vested or shall vest in equal quarterly installments thereafter, subject to the officer’s continuous service through such vesting date.

(14)	One fourth (1/4th) of the shares subject to the option award vested on January 28, 2023, and one twelfth (1/12th) of the remaining shares subject to the option award vested or shall vest in equal quarterly installments thereafter, subject to the officer’s continuous service through such vesting date.

(15)	The restricted shares shall vest in three equal annual installments on February 25, 2022, February 25, 2023, and February 25, 2024, subject to the officer’s continuous service through such vesting date.

(16)	20% of the restricted shares shall vest upon the omidubicel BLA acceptance, an additional 30% of the restricted shares shall vest upon BLA approval, and the remaining 50% shall vest on the one-year anniversary of the BLA approval; provided, in each case, that such applicable vesting event actually occurs (which is uncertain and not assured) and subject to the officer’s continuous service through such vesting date.

(17)	The restricted shares shall vest in one annual installment on December 31, 2023 subject to the officer’s continuous service through such vesting date.

(18)	One fourth (1/4th) of the shares subject to the option award vested on August 30, 2022, and one twelfth (1/12th) of the remaining shares subject to the option award vested or shall vest in equal quarterly installments thereafter, subject to the officer’s continuous service through such vesting date.

(19)	The restricted shares shall vest in three equal annual installments on August 30, 2022, August 30, 2023, and August 30, 2024, subject to the officer’s continuous service through such vesting date.

Securities authorized for issuance under equity compensation plans.

The following table summarizes the Company’s equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by the Company’s shareholders. The Company does not have any equity compensation plans not approved by the Company’s shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	7,276,771	4.70	1,169,694
Equity compensation plans not approved by shareholders	—	—	—
Total	7,276,771	4.70	1,169,694

Additional Narrative Disclosure

Employee Share and Option Plan (1998)

In 1998, the Board adopted the Employee Share and Option Plan (1998) (the “1998 Plan”). There are currently no options outstanding or options available for issuance under the 1998 Plan. There are currently 180,329 ordinary shares, which resulted from the exercise of certain options granted under the 1998 Plan, held in trust in favor of the employees who exercised such options. The 1998 Plan remains in effect in order to allow the Company’s employees to enjoy certain tax benefits under Israeli tax law.

Stock Option Plan (1999)

In 1999, the Board adopted the Stock Option Plan (1999) (the “1999 Plan”). There are currently no options outstanding or options available for issuance under the 1999 Plan. There are currently 5,000 ordinary shares, which resulted from the exercise of certain options granted under the 1999 Plan, held in trust in favor of the employees who exercised such options. The 1999 Plan remains in effect in order to allow the Company’s employees to enjoy certain tax benefits under Israeli tax law.

2003 Israeli Share Option Plan

In July 2003, the Board adopted the 2003 Israeli Share Option Plan (the “2003 Plan”). There are currently no options outstanding or options available for issuance under the 2003 Plan. There are currently 54,569 ordinary shares, which resulted from the exercise of certain options granted under the 2003 Plan, held in trust in favor of the employees who exercised such options. The 2003 Plan remains in effect in order to allow the Company’s employees to enjoy certain tax benefits under Israeli tax law.

2014 Israeli Share Incentive Plan

In November 2014 and December 2014, respectively, the Board adopted and the Company’s shareholders approved the 2014 Israeli Share Incentive Plan (the “2014 Plan”). The 2014 Plan replaced the Company’s 2003 Plan. The Company is no longer granting options under the 2014 Plan because it was superseded by the 2017 Share Incentive Plan (the “2017 Plan”). As of December 31, 2022, no options were outstanding under the 2014 Plan.

2017 Share Incentive Plan

In January 2017 and February 2017, respectively, the Board adopted and the Company’s shareholders approved the 2017 Plan. The 2017 Plan replaced the 2014 Plan. The Company is no longer granting options under the 2014 Plan because it was superseded by the 2017 Plan, although previously granted awards remain outstanding. As of December 31, 2022, the Company had options to purchase 6,150,028 ordinary shares outstanding under the 2017 Plan with a weighted-average exercise price of $4.15. On February 25, 2021 and November 17, 2021, the Board and shareholders, respectively, approved an amendment and restatement of the 2017 Plan.

As of December 31, 2022, the 2017 Plan, as amended, has up to 1,169,694 ordinary shares available for issuance. The 2017 Plan, as amended, also contains an “evergreen” provision, which provides for an automatic allotment of ordinary shares to be added every year to the pool of ordinary shares available for grant under the 2017 Plan. Under the evergreen provision, on January 1 of each year (beginning January 1, 2022), the number of ordinary shares available under the 2017 Plan automatically increases by the lesser of the following: (i) 4% of the Company’s outstanding ordinary shares on the last day of the immediately preceding year; and (ii) an amount determined in advance of January 1 by the board.

The 2017 Plan provides for the grant of awards, including options, restricted shares and RSUs, to the Company’s and affiliates’ directors, employees, officers, consultants, advisors, and any other person whose services are considered valuable to the Company or the Company’s affiliates, to increase their efforts on the Company’s and the Company’s affiliates’ behalf, and to promote the success of the Company’s business by providing them with opportunities to acquire a proprietary interest in the Company.

The 2017 Plan is administered by a committee designated by the Board, which determines, subject to Israeli law, the grantees of awards and the terms of the grant, including, exercise prices, vesting schedules, acceleration of vesting and conditions and restrictions applicable to an award, as well other matters necessary in the administration of the 2017 Plan. In the event that the Board does not appoint or establish a committee, the 2017 Plan shall be administered by the Board. The 2017 Plan enables the Company to issue awards under various tax regimes, including, without limitation, pursuant to Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 (the “Ordinance”) and under Section 3(i) of the Ordinance and Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”).

Section 102 of the Ordinance allows employees, directors and officers, who are not controlling shareholders, to receive favorable tax treatment for compensation in the form of shares or options. Section 102 of the Ordinance includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, which provides the most favorable tax treatment for grantees, permits the issuance to a trustee under the “capital gain track.” Note however, that according to Section 102(b)(3) of the Ordinance, if the Company granting the shares or options is a publicly traded Company or is listed for trading on any stock exchange within a period of 90 days from the date of grant, any difference between the exercise price of the Awards (if any) and the average closing price of the Company’s shares at the 30 trading days preceding the grant date (when the Company is listed on a stock exchange) or 30 trading days following the listing of the Company, as applicable, will be taxed as “ordinary income” at the grantee’s marginal tax rate. In order to comply with the terms of the capital gain track, all securities granted under a specific plan and subject to the provisions of Section 102 of the Ordinance, as well as the shares issued upon exercise of such securities and other shares received following any realization of rights with respect to such securities, such as share dividends and share splits, must be registered in the name of a trustee selected by the Board and held in trust for the benefit of the relevant grantee. The trustee may not release these securities to the relevant grantee before 24 months from the date of grant and deposit of such securities with the trustee. However, under this track, the Company is not allowed to deduct an expense with respect to the issuance of the options or shares.

The 2017 Plan provides that awards granted to the Company’s employees, directors and officers who are not controlling shareholders and who are considered Israeli residents are intended to qualify for special tax treatment under the “capital gain track” provisions of Section 102(b) of the Ordinance as detailed above. The Company’s Israeli non-employee service providers and controlling shareholders may only be granted awards under Section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Awards granted under the 2017 Plan to U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified. The exercise price for “incentive stock options” must not be less than the fair market value on the date on which an option is granted, or 110% of the fair market value if the option holder holds more than 10% of the Company’s share capital.

The vesting schedule of options granted under the 2017 Plan is set forth in each grantee’s grant letter.

Awards terminate upon the date set out in the grantee’s specific award agreement or at the end of an extended period following the termination of the grantee’s employment or service. In the event of the death of a grantee while employed by or performing service for the Company or an affiliate, or within the three (3) month period after the termination, or in the event of termination of a grantee’s employment or services for reasons of disability, the grantee (or his or her estate or legal successor (in the case of death) or the person who acquired legal rights to exercise such awards (in the case of death or disability)), may exercise awards that have vested prior to termination within a period of one (1) year from the date of disability or death but in any event no later than the expiration date of the awards. If a grantee’s employment or service is terminated by reason of retirement in accordance with applicable law, the grantee may exercise his or her vested awards within the three (3) month period after the date of such retirement. If th Company terminates a grantee’s employment or service for cause, all of the grantee’s vested and unvested awards will expire on the date of termination. If a grantee’s employment or service is terminated for any other reason, all unvested awards shall expire and the grantee may exercise his or her vested awards within three (3) months after the date of termination. Any expired or unvested awards return to the pool and become available for reissuance.

Options may not be assigned or transferred other than by will or laws of descent, unless otherwise determined by the committee.

In the event of a merger or consolidation of the Company, or a sale of all, or substantially all, of the Company’s shares or assets or other transaction having a similar effect on the Company, or liquidation or dissolution, or such other transaction or circumstances that the Board determines to be a relevant transaction, then without the consent of the grantee, the Board or its designated committee, as applicable, may but is not required to (i) cause any outstanding award to be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the award (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, or (b) cancel the award and pay in cash, shares of the Company, the acquirer or other corporation which is a party to such transaction or other property as determined by the Board or the committee as fair in the circumstances. Notwithstanding the foregoing, the Board or its designated committee may upon such event amend, modify or terminate the terms of any award as the Board or the committee shall deem, in good faith, appropriate.

As of December 31, 2022, outstanding awards under the Company’s Equity Incentive Plans totaled 7,276,771 ordinary shares and 1,169,694 ordinary shares remained available for grant. Of the 1,126,743 outstanding restricted share awards, 372,846 of the restricted ordinary shares were vested as of December 31, 2022. Of the 6,133,903 outstanding options, options to purchase 4,826,379 ordinary shares were vested as of December 31, 2022, with a weighted average exercise price of $3.84 per share, and will expire between January 18, 2022 and November 17, 2030.

Non-Employee Director Compensation

Director Compensation Table

The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of the Company’s non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)	Option Awards ($)	Total ($)
Julian Adams(1)	—	—	—	—
Jeremy Blank(2)
Robert I. Blum(3)	67,500	21,465	5,521	94,486
Ivan Borrello(4)	27,917	14,937	5,045	47,899
Anat Cohen-Dayag(5)	52,829	21,842	7,628	82,299
Ofer Gonen(6)	24,608	—	—	24,608
Naama Halevi Davidov(7)	46,208	23,120	7,659	76,987
Kenneth I. Moch(8)	65,000	16,313	5,521	86,834
Shawn C. Tomasello(9)	50,000	16,313	5,521	71,834
Stephen T. Wills(10)	65,000	15,182	5,521	85,703

(1)	Dr. Adams served as chief executive officer until his retirement on September 19, 2022. Compensation that Dr. Adams received during fiscal year 2022 for his service as a director is included above in the Summary Compensation Table.

(2)	Mr. Blank joined the Board on August 11, 2023 and did not receive compensation from the Company in fiscal year 2022.

(3)	Mr. Blum resigned from the board of directors on March 17, 2023. He was awarded (i) 2,000 restricted shares and (ii) options to purchase 12,500 ordinary shares. This option vests in equal quarterly installments over a twelve-month period commencing on November 1, 2021, subject to the continued service as of the applicable vesting date. In aggregate, Mr. Blum had 54,000 restricted shares and no options to purchase ordinary shares outstanding as of December 31, 2022.

(4)	Dr. Borrello was appointed to the board of directors on June 9, 2022. Dr. Borrello was awarded (i) 6,000 restricted shares and (ii) options to purchase 9,500 ordinary shares. This option vests in equal quarterly installments over a twelve-month period commencing on November 1, 2022, subject to the continued service as of the applicable vesting date. In aggregate, Dr. Borrello had 4,000 restricted shares and no options to purchase ordinary shares outstanding as of December 31, 2022.

(5)	Dr. Cohen-Dayag was appointed to the board of directors on January 28, 2022 and resigned from the Board on March 15, 2023. Dr. Cohen-Dayag was awarded (i) 6,000 restricted shares and (ii) options to purchase 9,500 ordinary shares in fiscal year 2022. In aggregate, Dr. Cohen-Dayag held 4,000 restricted shares and no options to purchase ordinary shares outstanding as of December 31, 2022. All of Dr. Cohen-Dayag’s options have expired.

(6)	Mr. Gonen resigned from the board of directors on June 9, 2022 and did not exercise any options to purchase ordinary shares prior to their expiration. In addition, the restricted shares and options to purchase ordinary shares reflected in this line were awarded directly to Clal Biotechnology Industries Ltd. Mr. Gonen is the former chief executive officers of Clal Biotechnology Industries Ltd. and disclaimed ownership in these shares and options.

(7)	Dr. Halevi Davidov was appointed to the board of directors on January 27, 2022 and resigned from the board of directors on March 16, 2023. Dr. Halevi Davidov was awarded (i) 6,000 restricted shares and (ii) options to purchase 9,500 ordinary shares. This option vests in equal quarterly installments over a twelve-month period commencing on November 1, 2022, subject to the continued service as of the applicable vesting date. In aggregate, Dr. Halevi Davidov had 4,000 restricted shares and no options to purchase ordinary shares outstanding as of December 31, 2022.

(8)	Mr. Moch was awarded (i) 2,000 restricted shares and (ii) options to purchase 9,500 ordinary shares. This option vests in equal quarterly installments over a twelve-month period commencing on November 1, 2021, subject to the continued service as of the applicable vesting date. In aggregate, Mr. Moch had 4,000 restricted shares and no options to purchase ordinary shares outstanding as of December 31, 2022.

(9)	Ms. Tomasello was awarded (i) 2,000 restricted shares and (ii) options to purchase 9,500 ordinary shares. This option vests in equal quarterly installments over a twelve-month period commencing on November 1, 2021, subject to the continued service as of the applicable vesting date. In aggregate, Ms. Tomasello had 13,677 restricted shares and no options to purchase ordinary shares outstanding as of December 31, 2022.

(10)	Mr. Wills was awarded (i) 2,000 restricted shares and (ii) options to purchase 9,500 ordinary shares. This option vests in equal quarterly installments over a twelve-month period commencing on November 1, 2021, subject to the continued service as of the applicable vesting date. In aggregate, Mr. Wills had 13,677 restricted shares and no options to purchase ordinary shares outstanding as of December 31, 2022.

Narrative Disclosure to Director Compensation Table

For the fiscal year ended December 31, 2022, each of the Company’s non-executive directors was entitled to the following payments, which are paid in arrears, in quarterly installments: (i) an annual fee of $40,000 plus VAT, if applicable, (ii) for audit committee, compensation committee, or compliance committee membership, an additional annual fee of $10,000 plus VAT, if applicable, (iii) for nominating and corporate governance committee members, an additional annual fee of $4,000 plus VAT, if applicable, (iv) for chairmanship of the Board, an additional annual fee of $20,000 plus VAT, if applicable, (v) for each chairmanship of the audit committee, the compensation committee, and the compliance committee, an additional annual fee of $5,000 plus VAT, if applicable and (vi) for chairmanship of the nominating and corporate governance committee, an additional annual fee of $3,500 plus VAT, if applicable. In addition, each of the Company’s non-executive directors, other than the current chairman of the Board, were entitled to receive an initial grant (upon his or her first appointment to election to the Board) of 4,000 restricted ordinary shares of the Company and options to purchase 19,000 ordinary shares of the Company, and an annual grant of 2,000 restricted ordinary shares of the Company and options to purchase 9,500 ordinary shares of the Company, and the current chairman of the Board is entitled to receive an annual grant of 2,000 restricted ordinary shares of the Company and options to purchase 12,500 ordinary shares of the Company.

Compensation and Talent Committee

Compensation Committee Interlocks and Insider Participation

Under the Companies Law, the board of directors of any public company must appoint a compensation committee. The Company’s Compensation and Talent Committee, which consists of Stephen Wills, Kenneth I. Moch and Shawn Tomasello, assists the Board in determining compensation for the Company’s directors and officers. Mr. Moch serves as Chairman of the committee. The Company’s Board has determined that each member of the Compensation and Talent Committee is independent under the Nasdaq Listing Rules, including the additional independence requirements applicable to the members of a compensation committee. None of the members of the Compensation and Talent Committee are currently, or have been at any time, one of the Company’s executive officers or employees. None of the Company’s executive officers currently serve, or have served during the last year, as a member of the Board or Compensation and Talent Committee of any entity that has one or more executive officers serving as a member of the Board or Compensation and Talent Committee.

In accordance with the Companies Law, the roles of the Compensation and Talent Committee are, among others, as follows:

●	making recommendations to the Board with respect to the approval of the compensation policy for office holders and, once every three years, regarding any extensions to a compensation policy that was adopted for a period of more than three years;

●	reviewing the implementation of the compensation policy and periodically making recommendations to the Board with respect to any amendments or updates to the compensation policy;

●	resolving whether or not to approve arrangements with respect to the terms of office and employment of office holders; and

●	exempting, under certain circumstances, a transaction with the Company’s chief executive officer from the approval of the general meeting of the Company’s shareholders.

●	the Board has adopted a compensation committee charter setting forth the responsibilities of the committee consistent with the Nasdaq Listing Rules, which include among others:

●	recommending a compensation policy to the Board for its approval, in accordance with the requirements of the Companies Law, as well as making recommendations to the Board with respect to other compensation policies, incentive-based compensation plans and share-based compensation plans, overseeing the development and implementation of such policies and recommending to the Board any amendments or modifications that the committee deems appropriate, including as required under the Companies Law;

●	reviewing and approving the granting of options and other incentive awards to the chief executive officer and other executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s chief executive officer and other executive officers, and evaluating their performance in light of such goals and objectives;

●	approving and exempting certain transactions regarding office holders’ compensation pursuant to the Companies Law; and

●	administering the Company’s share-based compensation plans, including without limitation, approving the adoption of such plans, amending and interpreting such plans and the awards and agreements issued pursuant thereto, and making awards to eligible persons under the plans and determining the terms of such awards.

Compensation Committee Report

Gamida Cell’s Compensation and Talent Committee has reviewed and discussed the compensation discussion and analysis with the management of the Company and, based on the review and discussions recommended the Board that the compensation discussion and analysis be included in this Proxy Statement.

In general, under the Companies Law, a public company must have a compensation policy approved by the board of directors after receiving and considering the recommendations of the compensation committee. In addition, the Company’s compensation policy must be approved at least once every three years, first, by the Board, upon recommendation of the Compensation and Talent Committee, and second, by a simple majority of the ordinary shares present, in person or by proxy, and voting at a shareholders meeting and by the Special Majority:

Pursuant to the Companies Law, under special circumstances, the board of directors may approve the compensation policy despite the objection of the shareholders on the condition that the compensation committee and then the Board decide, on the basis of detailed grounds and after discussing again the compensation policy, that approval of the compensation policy, despite the objection of the shareholders, is for the benefit of the Company.

If a company that initially offers its securities to the public adopts a compensation policy in advance of its initial public offering and describes it in its prospectus for such offering, as in the case of the Company, then such compensation policy shall be deemed a validly adopted policy in accordance with the Companies Law requirements described above. Furthermore, if the compensation policy is established in accordance with the aforementioned relief, then it will remain in effect for term of five years from the date such company becomes a public company. The Company has adopted the Existing Compensation Policy pursuant to the foregoing relief. The Company’s Existing Compensation Policy will expire on October 25, 2023, and accordingly, at the Meeting, shareholders will be asked to approve the Amended Compensation Policy, as described in Proposal Three in this Proxy Statement.

The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must be determined and later reevaluated according to certain factors, including: the advancement of the company’s objectives, business plan and long-term strategy; the creation of appropriate incentives for office holders, while considering, among other things, the company’s size, the nature of its operations and risk management policy; and, with respect to variable compensation, the contribution of the office holder towards the achievement of the company’s long-term goals and the maximization of its profits, all with a long-term objective and according to the position of the office holder. The compensation policy must furthermore consider the following additional factors:

●	the education, skills, experience, expertise and accomplishments of the relevant office holder;

●	the office holder’s position, responsibilities and prior compensation agreements with him or her;

●	the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company, in particular the ratio between such cost to the average and median salary of such employees of the company, as well as the impact of disparities between them on the work relationships in the company;

●	if the terms of employment include variable components — the possibility of reducing variable components at the discretion of the board of directors and the possibility of setting a limit on the value of non-cash variable share-based components; and

●	if the terms of employment include severance compensation — the term of employment or office of the office holder, the terms of his or her compensation during such period, the company’s performance during such period, his or her individual contribution to the achievement of the company goals and the maximization of its profits and the circumstances under which he or she is leaving the company.

The compensation policy must also include, inter alia, with regards to variable components:

●	with the exception of office holders who report directly to the chief executive officer, determining the variable components on long-term performance basis and on measurable criteria; however, the company may determine that an immaterial part of the variable components of an office holder’s compensation package shall be awarded based on non-measurable criteria, if such amount is not higher than three months’ salary per annum, while taking into account such office holder’s contribution to the company;

●	the ratio between variable and fixed components, as well as the limit of the values of variable components at the time of their payment, or in the case of share-based compensation, at the time of grant;

●	a condition under which the office holder will return to the company, according to conditions to be set forth in the compensation policy, any amounts paid as part of his or her terms of employment, if such amounts were paid based on information later to be discovered to be wrong, and such information was restated in the company’s financial statements;

●	the minimum holding or vesting period of variable share-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and

●	a limit to retirement grants.

The Company’s Amended Compensation Policy, similar to the Company’s Existing Compensation Policy, is designed to promote retention and motivation of directors and executive officers, incentivize individual excellence, align the interests of the Company’s directors and executive officers with the Company’s long-term performance and provide a risk management tool. To that end, a portion of an executive officer compensation package is targeted to reflect the Company’s short and long-term goals, as well as the executive officer’s individual performance. On the other hand, the Company’s Amended Compensation Policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm the Company in the long-term, such as limits on the value of cash bonuses and share-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods for share-based compensation.

The Company’s Amended Compensation Policy, similar to the Company’s Existing Compensation Policy, also addresses the Company’s executive officers’ individual characteristics (such as their respective positions, education, scope of responsibilities and contribution to the attainment of the Company’s goals) as the basis for compensation variation among the Company’s executive officers, and considers the internal ratios between compensation of the Company’s executive officers and directors and other employees. Pursuant to the Company’s Amended Compensation Policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses and other cash bonuses (such as a signing bonus and special bonuses with respect to any special achievements, such as outstanding personal achievement, outstanding personal effort or outstanding company performance), share-based compensation, benefits, retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary. In addition, the total variable compensation components (cash bonuses and shared-based compensation) may not exceed 90% of each executive officer’s total compensation package with respect to any given calendar year.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to the Company’s executive officers other than the chief executive officer will be based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by the Company’s chief executive officer and subject to minimum thresholds. The annual cash bonus that may be granted to executive officers other than the chief executive officer may be based entirely on a discretionary evaluation. Furthermore, the Company’s chief executive officer will be entitled to recommend performance objectives, and such performance objectives will be approved by the Compensation Committee (and, if required by law, by the board of directors).

The measurable performance objectives of the Company’s chief executive officer will be determined annually by the Compensation and Talent Committee and Board, will include the weight to be assigned to each achievement in the overall evaluation. A non-material portion of the chief executive officer’s annual cash bonus may be based on a discretionary evaluation of the chief executive officer’s overall performance by the compensation committee and the Board based on quantitative and qualitative criteria.

The share-based compensation under the Company’s Amended Compensation Policy for the Company’s executive officers (including members of the Board) is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with the Company’s long-term interests and those of the Company’s shareholders and to strengthen the retention and the motivation of executive officers in the long term. The Company’s Amended Compensation Policy provides for executive officer compensation in the form of share options or other share-based awards, such as restricted shares and restricted share units, in accordance with the Company’s share incentive plan then in place. All share-based incentives granted to executive officers shall be subject to vesting periods in order to promote long-term retention of the awarded executive officers. The share-based compensation shall be granted from time to time and shall be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and personal responsibilities of each executive officer.

In addition, the Company’s Amended Compensation Policy contains compensation recovery provisions which allow the Company under certain conditions to recover bonuses paid in excess, enables the Company’s chief executive officer to approve an immaterial change in the terms of employment of an executive officer who reports directly to the chief executive officer (provided that the changes of the terms of employment are in accordance with the Company’s compensation policy) and allows the Company to exculpate, indemnify and insure the Company’s executive officers and directors to the maximum extent permitted by Israeli law, subject to certain limitations set forth therein.

The Company’s Amended Compensation Policy also provides for compensation to the members of the Board either (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time, or (ii) in accordance with the amounts determined in the Company’s compensation policy.

BENEFICIAL OWNERSHIP OF SECURITIES BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s ordinary shares as of August 28, 2023 by: (i) each director and nominee for director; (ii) each named executive officer; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its ordinary shares. Beneficial ownership, for purposes of this table, includes options and warrants to purchase ordinary shares that are either currently exercisable or will be exercisable within 60 days of August 28, 2023. Applicable percentages are based on 131,125,609 ordinary shares outstanding on August 28, 2023, adjusted as required by rules promulgated by the SEC.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of August 28, 2023. Except as indicated by the footnotes below, the Company believes, based on the information furnished to the Company, that the persons named in the table below have sole voting and investment power with respect to all ordinary shares shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o Gamida Cell Ltd., 116 Huntington Avenue, 7th Floor, Boston, Massachusetts 02116.

	As of August 28, 2023(1)
	Ordinary Shares	%
Holders of more than 5% of The Company’s voting securities:
Access Industries Management, LLC(2)	9,742,857	7.43
Stonepine Capital Management, LLC(3)	9,584,158	7.31
Heights Capital Management, Inc.(4)	7,000,000	5.34
FMR LLC(5)	6,924,676	5.28
Community Master Fund, LP(6)	6,169,471	4.71
Directors and executive officers who are not 5% holders:
Abigail Jenkins(7)	16,129	*
Terry Coelho	–	–
Michele Korfin(8)	588,440	*
Josh Patterson(9)	222,325	*
Ronit Simantov(10)	458,028	*
Julian Adams, Ph.D.(11)	1,167,382	*
Ivan Borrello, M.D.(12)	23,000	*
Jeremy Blank(5)	6,169,471	4.71
Kenneth I. Moch(13)	66,625	*
Shawn C. Tomasello(14)	58,302	*
Stephen Wills(15)	51,850	*
All directors and executive officers as a group (11 persons)(16)	8,821,552	6.72%

*	Indicates beneficial ownership of less than 1% of the total ordinary shares outstanding.

(1)	The percentages shown are based on 131,125,609 ordinary shares issued and outstanding as of August 28, 2023.

(2)	The information shown is as of April 21, 2023 and is based on a Schedule 13D/A filed on April 21, 2023 by AI Gamida Holdings LLC (“AI Gamida”), Access Industries Holdings LLC (“AIH”), Access Industries Management, LLC (“AIM”), Access Industries, LLC (“Access LLC”), Bio Medical Investment (1997) Ltd. (“Bio Medical”), Clal Biotechnology Industries Ltd. (“CBI”) and Len Blavatnik (collectively, the “Original Reporting Persons”) and AI Biotechnology LLC (“AIB” and, together with the Original Reporting Persons, the “Reporting Persons”, and each, a “Reporting Person”). Consists of: (i) 1,507,369 ordinary shares held by CBI; (ii) 1,374,377 ordinary shares held by Bio Medical, a wholly owned subsidiary of CBI; (iii) 3,750,000 ordinary shares by AI Gamida and (iv) 3,111,111 ordinary shares held by AIB, a wholly owned subsidiary of AIH. The 3,750,000 ordinary shares owned directly by AI Gamida may be deemed to be beneficially owned by AIM and Len Blavatnik because (i) AIM and Len Blavatnik control AI Gamida, and (ii) Len Blavatnik controls AIM. Each of the Reporting Persons (other than AI Gamida), and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of the securities held directly by AI Gamida. 2,881,746 ordinary shares may be deemed to be beneficially owned by CBI, including (i) the 1,507,369 ordinary shares owned directly by CBI and the 1,374,377 ordinary shares owned directly by Bio Medical. CBI may be deemed to share voting and investment power over the shares held directly by Bio Medical because it controls that entity. CBI is a publicly traded company traded on the Tel Aviv Stock Exchange. Each of AIH, Access LLC, AIM and Mr. Blavatnik may be deemed to share voting and investment power over the ordinary shares deemed to be beneficially owned by CBI (including the shares held directly by Bio Medical) and the ordinary shares owned directly by AIB because (i) Len Blavatnik controls AIH, Access LLC, AIM and AI International GP Limited (the general partner of AI SMS, as defined below), (ii) Access LLC controls a majority of the outstanding voting interests in AIH, (iii) AIM controls Access LLC and AIH, (iv) AIH owns AIB, (v) AIH owns a majority of the equity of AI SMS L.P. (“AI SMS”), (vi) AI SMS owns a majority of the equity of AI Diversified Holdings Ltd. (“Holdings Limited”), (vii) Holdings Limited owns AI Diversified Parent S.à r.l., which owns AI Diversified Holdings S.à r.l., which owns Access AI Ltd (“Access AI”), (viii) Access AI wholly owns Clal Industries Ltd. (“CI”), and (ix) CI is the controlling shareholder of CBI. Each of the Reporting Persons (other than, (x) solely with respect to the securities held directly by CBI, CBI, (y) solely with respect to the securities held directly by Bio Medical, Bio Medical and (z) solely with respect to the securities held directly by AIB, AIB), and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of the securities held directly by CBI, Bio Medical and AIB. The address of the Reporting Persons is 40 West 57th Street, 28th Floor, New York, New York 10019.

(3)	Consists of 6,854,158 ordinary shares and 3,000,000 warrants to acquire ordinary shares. Stonepine Capital Management, LLC, a California limited liability company (the “General Partner”) is the general partner and investment adviser of investment funds, including Stonepine Capital, L.P. a Delaware limited partnership (the “Partnership”). Jon M. Plexico and Timothy P. Lynch (Mr. Plexico and Mr. Lynch, together with the General Partner and Partnership, the “Filers”) are the control persons of the General Partner. The Filers have filed the Schedule 13G, dated August 15, 2023, jointly, but not as members of a group, and each disclaims membership in a group. Each Filer also disclaims beneficial ownership of the ordinary shares of Gamida Cell except to the extent of that person’s pecuniary interest therein. The principal business office of the Filers is located at 919 NW Bond Street, Suite 204, Bend, Oregon 97703. This information is based solely on the information reported on the Schedule 13G filed on August 24, 2023.

(4)	Heights Capital Management, Inc., which serves as the investment manager to CVI Investments, Inc., may be deemed to be the beneficial owner of all ordinary shares owned by CVI Investments, Inc. Each of Heights Capital Management, Inc. and CVI Investments, Inc. hereby disclaims any beneficial ownership of any such ordinary shares, except for their pecuniary interest. The address of the principal business officer of CVI Investments, Inc. is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address of the principal business office of Heights Capital management, Inc. is 101 California Street, Suite 3250, San Francisco, California 94111. This information is based solely on the information reported on the Schedule 13G filed on April 24, 2023.

(5)	The principal address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. This information is based solely on the information reported on the Schedule 13G/A filed on February 9, 2023 by FMR LLC.

(6)	Securities are held directly by Community Master Fund, LP, a Cayman Islands exempted limited partnership (“Master Fund”). Community US Fund Management, Inc., a Delaware corporation (the “Firm”), is the investment manager to Master Fund and may be deemed to beneficially own these securities. Jeremy Blank is the principal and portfolio manager of the Firm and exercises investment discretion with respect to these securities. The business address of the Firm and Mr. Blank is 6446 Drexel Avenue, Los Angeles, California 90048. This information is based solely on the information reported on the Schedule 13D filed on August 21, 2023.

(7)	Consists of 16,129 ordinary shares.

(8)

Consists of 495,895 ordinary shares issuable upon the exercise of share options exercisable within 60 days of August 28, 2023, 59,050 ordinary shares associated with fully vested restricted share units (“RSUs”) and 33,495 ordinary shares associated with fully vested restricted share awards (“RSAs”).

(9)	Consists of 158,245 ordinary shares issuable upon the exercise of share options which are currently exercisable or exercisable within 60 days of August 28, 2023, 44,080 ordinary shares associated with fully vested RSUs, 10,000 ordinary shares associated with fully vested RSAs and 10,000 ordinary shares issuable upon the vesting of RSAs within 60 days of August 28, 2023.

(10)	Consists of 380,878 ordinary shares issuable upon the exercise of share options which are currently exercisable or exercisable within 60 days of August 28, 2023, 42,962 ordinary shares associated with fully vested RSUs and 34,188 ordinary shares associated with fully vested RSAs.

(11)	Consists of 1,130,611 ordinary shares issuable upon the exercise of share options which are currently exercisable or exercisable within 60 days of August 28, 2023, 16,005 ordinary shares associated with fully vested RSUs and 20,766 ordinary shares associated with fully vested RSAs.

(12)	Consists of 19,000 ordinary shares issuable upon the exercise of share options which are currently exercisable or exercisable within 60 days of August 28, 2023 and 4,000 ordinary shares associated with fully vested RSUs.

(13)

Consists of 64,625 ordinary shares issuable upon the exercise of share options which are currently exercisable or exercisable within 60 days of August 28, 2023 and 2,000 ordinary shares associated with fully vested RSAs.

(14)	Consists of 9,667 ordinary shares, 46,625 ordinary shares issuable upon the exercise of share options which are currently exercisable or exercisable within 60 days of August 28, 2023 and 2,000 ordinary shares associated with fully vested RSAs.

(15)	Consists of 3,225 ordinary shares, 46,625 ordinary shares issuable upon the exercise of share options which are currently exercisable or exercisable within 60 days of August 28, 2023 and 2,000 ordinary shares associated with fully vested RSAs.

(16)

Consists of 29,031 ordinary shares, options to purchase 2,342,504 ordinary shares which are currently exercisable or will become exercisable within 60 days of August 28, 2023, 166,097 ordinary shares associated with fully vested RSUs, 104,449 ordinary shares associated with fully vested RSAs and 10,000 ordinary shares issuable upon the vesting of RSAs within 60 days of August 28, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s ordinary shares and other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the reports filed with the SEC and written representations that no other reports were required under Section 16(a) of the Exchange Act, the Company believes that all Section 16(a) filing requirements were met during the 2022 fiscal year, with the exception of: one Form 3 and one Form 4 reporting one transaction were filed late on behalf of Ms. Simantov; and one Form 4 reporting one transaction was filed late on behalf of Dr. Adams, in each case due to administrative errors.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

The Company’s policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable than those available from unaffiliated third parties. Based on the Company’s experience in the business sectors in which the Company operates and the terms of its transactions with unaffiliated third parties, the Company believes that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions since January 1, 2021, to which the Company was or will be a party and in which the other parties included or will include the Company’s directors, executive officers, holders of more than 10% of the Company’s voting securities or any member of the immediate family of any of the foregoing persons.

Under the Companies Law, the approval of the audit committee is required to effect specified actions and transactions with office holders and controlling shareholders and their relatives, or in which they have a personal interest. The term “controlling shareholder” means any shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its chief executive officer. For the purpose of approving transactions with controlling shareholders, the term “controlling shareholder” also includes any shareholder that holds 25% or more of the voting rights of the company if no other shareholder holds more than 50% of the voting rights in the company. For purposes of determining the holding percentage stated above, two or more shareholders who have a personal interest in a transaction that is brought for the company’s approval are deemed as joint holders. As of the date of this Proxy Statement, the Company does not have a controlling shareholder as defined under the Companies Law.

Cooperation Agreement

On August 11, 2023, the Company, Community Fund and Mr. Jeremy Blank entered into the Cooperation Agreement, pursuant to which Community Fund, the Company agreed to increase the size of the Board from six to seven and to appoint Mr. Blank as a Class II director to fill the vacancy created by such expansion, effective as of August 11, 2023. Mr. Blank’s term runs through the Meeting, and the Board agreed to nominate Mr. Blank for election as a Class II director at the Meeting.

Pursuant to the Cooperation Agreement, each of Community Fund and Mr. Blank also agreed to abide by certain standstill restrictions and voting commitments. The Cooperation Agreement also includes customary representations and warranties.

Information Rights Agreement

As part of the Company’s initial public offering and effective as of its closing, the Company entered into an information rights agreement with an affiliate of one of the Company’s principal shareholders, Access Industries. The information rights agreement provides the counterparty with rights to receive the Company’s annual and quarterly financial statements, auditor consent letters and valuation reports, and other information reasonably required by such counterparty to enable it to prepare its financial statements. The information rights agreement also requires that the Company provides the counterparty with information material to the Company and mandated to be disclosed by the requirements applicable to such counterparty, as well as certain other material information of the Company. The information rights agreement contains customary confidentiality provisions and terminates when the counterparty, and any company that controls such counterparty, is no longer required to issue public reports pursuant to the Israeli Securities Law or the Securities Exchange Act of 1934, as amended.

Agreements and Arrangements with Directors and Executive Officers

Pursuant to the non-executive director compensation scheme, each of the Company’s non-executive directors was entitled to the following payments, which were paid in arrears, in quarterly installments: (i) an annual fee of $40,000 plus VAT, if applicable, (ii) for audit committee compensation committee, or compliance committee membership, an additional annual fee of $10,000 plus VAT, if applicable, (iii) for nominating and corporate governance committee members, an additional annual fee of $4,000 plus VAT, if applicable, (iv) for chairpersonship of the Board an additional annual fee of $20,000 plus VAT, if applicable, (v) for each chairpersonship of the audit committee, the compensation committee, and the compliance committee, an additional annual fee of $5,000 plus VAT, if applicable and (vi) for chairpersonship of the nominating and corporate governance committee, an additional annual fee of $3,500 plus VAT, if applicable. In addition, each of the Company’s non-executive directors, other than the current chairperson of the Board, shall be entitled to receive an initial grant (upon his or her first appointment to election to the Board) of 4,000 restricted ordinary shares of the Company and options to purchase 19,000 ordinary shares of the Company, and an annual grant of 2,000 restricted ordinary shares of the Company and options to purchase 9,500 ordinary shares of the Company, and the current chairperson of the Board shall be entitled to receive an annual grant of 2,000 restricted ordinary shares of the Company and options to purchase 12,500 ordinary shares of the Company.

Subject to and effective upon approval of Proposal Five, each of the Company’s non-executive directors (including the chairperson of the Board) will be entitled to receive an annual grant consisting of a combination of RSUs and options to purchase ordinary shares of the Company, at an aggregate fair market value of $90,000, calculated as of the date of grant. The non-employee directors shall also be entitled to an annual cash fee retainer of up to $40,000 (and up to an additional $20,000 for the chairperson of the Board or lead independent director), an annual committee membership fee retainer of up to $15,000, and an annual committee chairperson cash fee retainer of up to $20,000 (it is being clarified that the payment for the chairpersons would be in lieu of (and not in addition) to the payments referenced above for committee membership). The terms of the initial equity award grant and annual cash fees of the non-executive directors are not proposed to be amended under Proposal Five.

Executive Officers Employment Agreements

The Company has entered into written employment agreements with each of the Company’s executive officers. These agreements provide for notice periods of varying duration for termination of the agreement by the Company or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits (except for the accrual of vacation days). These agreements also contain customary provisions regarding non-competition, confidentiality of information and assignment of inventions. However, the enforceability of the non-competition provisions may be limited under applicable law.

Options and Restricted Share Awards

Since the Company’s inception, the Company has granted options to purchase the Company’s ordinary shares and/or restricted share awards to the Company’s officers and certain of the Company’s directors. Such agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions. The Company describes its equity incentive plans above, under “— Executive Compensation Program — Additional Narrative Disclosure.” If the relationship between the Company and an executive officer or a director is terminated, except for cause (as defined in the equity incentive plans), all options that are vested will generally remain exercisable for ninety days after such termination.

Indemnification Agreements

The Company’s Current Articles permit the Company to exculpate, indemnify and insure each of the Company’s directors and office holders to the fullest extent permitted by Israeli law. In connection with the loss of the Company’s status as a foreign private issuer effective on January 1, 2022, the Company entered into amended and restated indemnification agreements with each of the Company’s directors and executive officers, exculpating them, to the fullest extent permitted by law, from liability to the Company for damages caused to the Company as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by Israeli law. The Company has also obtained directors and officers insurance for each of the Company’s executive officers and directors. The indemnification obligations under the agreements are limited to certain maximum amounts.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders will be “householding” the Company’s proxy materials. A single set of annual meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or the Company. Direct your written request to 116 Huntington Avenue, 7th Floor, Boston, Massachusetts 02116, Attention: Josh Patterson, General Counsel & Chief Compliance Officer, or by e-mail to legalnotices@gamida-cell.com. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

The Company knows of no other business that will be presented at the Meeting. If any other matter properly comes before the shareholders for a vote at the Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the proxy.

ADDITIONAL INFORMATION

The Annual Report and other filings with the SEC are available on the SEC’s website at www.sec.gov as well as under the Investors & Media section of the Company’s website at www.gamida-cell.com. Shareholders may obtain a copy of these documents, including the Company’s financial statements and the financial statement schedules, without charge at www.gamida-cell.com or by sending a written request to 116 Huntington Avenue, 7th Floor, Boston, Massachusetts 02116, Attention: Josh Patterson, General Counsel & Chief Compliance Officer, or by e-mail to legalnotices@gamida-cell.com.

BY ORDER OF THE BOARD OF DIRECTORS

September 13, 2023	/s/ Shawn C. Tomasello
Shawn C. Tomasello
Chairwoman of the Board of Directors

ANNEX A

COMPENSATION POLICY

GAMIDA CELL LTD.

Amended Compensation Policy for Executive Officers and Directors

(As Adopted by the Shareholders on [●], 2023~~October 24, 2018,~~

~~as amended by the Shareholders on June 4, 2019 and on September 10, 2020)~~

A. Overview and Objectives

1.	Introduction

This document sets forth the Compensation Policy for Executive Officers and Directors (this “Compensation Policy” or “Policy”) of Gamida Cell Ltd. (“Gamida” or the “Company”), in accordance with the requirements of the Companies Law, 5759-1999 (the “Companies Law”).

Compensation is a key component of Gamida’s overall human capital strategy to attract, retain, reward, and motivate highly skilled individuals that will enhance Gamida’s value and otherwise assist Gamida to reach its long-term goals. Accordingly, the structure of this Policy is established to tie the compensation of each officer to Gamida’s goals and performance.

For purposes of this Policy, “Executive Officers” shall mean “Office Holders” as such term is defined in Section 1 of the Companies Law, excluding, unless otherwise expressly indicated herein, Gamida’s directors.

This policy is subject to applicable law and is not intended, and should not be interpreted as limiting or derogating from, provisions of applicable law to the extent not permitted.

This Policy shall apply to compensation agreements and arrangements which will be approved after the date on which this Policy is approved by the shareholders of Gamida and shall serve as Gamida’s Compensation Policy for the maximum period of time permitted by any applicable law, commencing as of the ~~closing of the initial public offering of Gamida’s shares~~effective date of its approval.

The Compensation Committee and the Board of Directors of Gamida (the “Board”) shall review and reassess the adequacy of this Policy from time to time, as required by the Companies Law.

2.	Objectives

Gamida’s objectives and goals in setting this Policy are to attract, motivate and retain highly experienced leaders who will contribute to Gamida’s success and enhance shareholder value, while demonstrating professionalism in a highly achievement-oriented culture that is based on merit and rewards excellent performance in the long term, and embedding Gamida’s core values as part of a motivated behavior. To that end, this Policy is designed, among others:

2.1.	To closely align the interests of the Executive Officers with those of Gamida’s shareholders in order to enhance shareholder value;

2.2.	To align a significant portion of the Executive Officers’ compensation with Gamida’s short and long-term goals and performance;

2.3.	To provide the Executive Officers with a structured compensation package, including competitive salaries, performance-motivating cash and equity incentive programs and benefits, and to be able to present to each Executive Officer an opportunity to advance in a growing organization;

2.4.	To strengthen the retention and the motivation of Executive Officers in the long term;

2.5.	To provide appropriate awards in order to incentivize superior individual excellency and corporate performance; and

2.6.	To maintain consistency in the way Executive Officers are compensated.

2.7.	This Compensation Policy was prepared taking into account the Company’s nature, size and business and financial characteristics.

3.	Compensation Instruments

Compensation instruments under this Policy may include the following:

3.1.	Base salary;

3.2.	Benefits;

3.3.	Cash bonuses (short-to-medium term incentive);

3.4.	Equity based compensation (medium-to-long term incentive); and

3.5.	Retirement and termination terms.

4.	Overall Compensation - Ratio Between Fixed and Variable Compensation

4.1.	This Policy aims to balance the mix of “Fixed Compensation” (comprised of base salary and benefits) and “Variable Compensation” (comprised of cash bonuses and equity based compensation, which are based on the fair value on the date of grant, calculated annually, on a linear basis, excluding adjustment period/retirement bonuses, granted in accordance with section 16 below) in order to, among others, appropriately incentivize Executive Officers to meet Gamida’s short and long term goals while taking into consideration the Company’s need to manage a variety of business risks.

4.2.	The total Variable Compensation of each Executive Officer shall not exceed 90% of the total compensation package of such Executive Officer on an annual basis. The Board believes that such range expresses the appropriate compensation mix in the event that all performance objectives are achieved and assumes that all compensation elements are granted with respect to a given year.

4.3.	It should be clarified, that the Fixed Compensation may constitute 100% of the total compensation package for an Executive Officer in any year (under circumstances in which a variable component will not be approved for that year and/or in the event of a failure to meet the set goals, if and when determined).

5.	Inter-Company Compensation Ratio

5.1.	In the process of drafting this Policy, Gamida’s Board and Compensation Committee have examined the ratio between employer cost associated with the engagement of the Executive Officers (the “Executive Officers Cost”), including directors, and the average and median employer cost associated with the engagement of Gamida’s other employees, including contractor employees as defined in the Companies Law (the “Other Employees Cost” and the “Ratio”, respectively).

5.2.	The Board believes that the current Ratio does not adversely impact the work environment in Gamida. The possible ramifications of the Ratio on the daily working environment in Gamida were examined and will continue to be examined by Gamida from time to time in order to ensure that levels of executive compensation, as compared to the overall workforce will not have a negative impact on work relations in Gamida.

B. Base Salary Benefits

6.	Base Salary

6.1.	A Base Salary provides stable compensation to Executive Officers and allows Gamida to attract and retain competent executive talent and maintain a stable management team. The base salary varies among Executive Officers, and is individually determined according to the educational background, prior vocational experience, qualifications, company’s role, business responsibilities and the past performance of each Executive Officer.

6.2.	Since a competitive base salary is essential to Gamida’s ability to attract and retain highly skilled professionals, Gamida will seek to establish a base salary that is competitive with base salaries paid to Executive Officers in a peer group of companies relevant to Gamida’s field of business, while considering, among others, Gamida’s size and field of operation and the geographical location of the employed Executive Officer~~.~~, the list of which shall be reviewed and approved by the Compensation Committee. To that end, Gamida shall utilize as a reference, comparative market data and practices, which may include among others a compensation survey that compares and analyses the level of the overall compensation package offered to an Executive Officer of the Company with compensation packages in similar positions to that of the relevant Executive Officer in other companies operating in business sectors that are similar in their characteristics to Gamida’s, as much as possible, while considering, among others, such companies’ size and characteristics including their revenues, profitability rate, number of employees and operating arena (in Israel or globally). Such compensation survey may be conducted internally or through an external consultant.

6.3.	The Compensation Committee and the Board may periodically consider and approve base salary adjustments for Executive Officers. The main considerations for salary adjustment are similar to those used in initially determining the base salary, but may also include among others, educational background, prior vocational experience, expertise and qualifications, change of role, business authorities and responsibilities, past performance and previous compensation arrangements with such Executive Officer, recognition for professional achievements, regulatory or contractual requirements, budgetary constraints or market trends. The Compensation Committee and the Board will also consider the previous and existing compensation arrangements of the Executive Officer whose base salary is being considered for adjustment. When determining the Base Salary, the Company may also decide to consider, at the sole discretion of the Compensation Committee and the Board and as required, the prevailing pay levels in the relevant market, Base Salary and the total compensation package of comparable Executive Officers in the Company, the proportion between the Executive Officer’s compensation package and the salaries of other employees in the Company and specifically the median and average salaries and the effect of such proportions on the work relations in the Company. Any limitation herein based on the annual base salary shall be calculated based on the monthly base salary applicable at the time of consideration of the respective grant or benefit.

7.	Benefits

7.1.	In addition to the Base Salary, the following benefits may be granted to the Executive Officers (subject to any applicable approval procedures), in order, among other things, to comply with legal requirements. It shall be clarified, that the list below is an open list and Gamida (subject to the applicable required approvals) may grant to its Executive Officers other similar, comparable or customary benefits, subject to the applicable law.

7.1.1.	Vacation days in accordance with market practice and the applicable law up to a cap of 30 days per annum;

7.1.2.	Sick days in accordance with market practice and the applicable law; However, the Company may decide to cover sick days from the first day;

7.1.3.	Convalescence pay according to applicable law;

7.1.4.	Medical Insurance in accordance with market practice and the applicable law;

7.1.5.	With respect to Executive Officers employed in Israel, Monthly remuneration for a study fund, as allowed by applicable law and with reference to Gamida’s practice and the common market practice;

7.1.6.	Gamida shall contribute on behalf of the Executive Officer to an managers’ insurance policy or a pension fund, as allowed by applicable law and with reference to Gamida’s policies and procedures and the common market practice; and

7.1.7.	Gamida shall contribute on behalf of the Executive Officer towards work disability insurance, as allowed by applicable law and with reference to Gamida’s policies and procedures and to the common market practice.

7.2.	Non-Israeli Executive Officers may receive other similar, comparable or customary benefits as applicable in the relevant jurisdiction in which they are employed. Such customary benefits shall be determined based on the methods described in Section 6.2 of this Policy (with the necessary changes).

7.3.	In the event of relocation of an Executive Officer to another geography, such Executive Officer may receive other similar, comparable or customary benefits as applicable in the relevant jurisdiction in which he or she is employed. Such benefits ~~shall~~ may include reimbursement for out of pocket one-time payments and other ongoing expenses, such as housing allowance, car allowance, and home leave visit, etc.

7.4.	Gamida may offer additional benefits to its Executive Officers, which will be comparable to customary market practices, including but not limited to: cellular and land line phone benefits, company car and travel benefits, reimbursement of business travel including a daily stipend when traveling and other business related expenses, insurances, other benefits (such as newspaper subscriptions, academic and professional studies), etc., provided, however, that such additional benefits shall be determined in accordance with Gamida’s policies and procedures.

7.5.	Gamida may reimburse its Executive Officers for reasonable work-related expenses incurred as part of their activities, including without limitations, meeting participation expenses, reimbursement of business travel, including a daily stipend when traveling and accommodation expenses.

7.6.	At the discretion of the Compensation Committee and the Board (and with respect to the CEO- also the Company’s general meeting of shareholders), Gamida may grant a newly recruited Executive Officer a signing bonus. Such bonus may be granted in cash, equity or a combination of both. The signing bonus will not exceed: (1) 50% of such Executive Officer’s annual Base Salary, if the signing bonus is granted in cash; (2) 100% of such Executive Officer’s annual Base Salary, if the signing bonus is granted by equity; (3) In case the signing bonus is a combination of cash and equity, its limit shall be proportional to the cash and equity components, calculated in accordance with the ratios mentioned in sections (1) and (2) above.

C. Cash Bonuses

8.	Annual Cash Bonuses – The Objective

8.1.	The Company (subject to the approvals of the Compensation Committee and the Board, and with respect to the CEO- also the Company’s general meeting of shareholders) may grant cash bonuses to its Executive Officers on a quarterly or annually basis, or on a shorter or longer period basis, in accordance with the principles detailed below.

8.2.	Compensation in the form of an annual cash bonus is an important element in aligning the Executive Officers’ compensation with Gamida’s objectives and business goals. Therefore, annual cash bonuses will reflect a pay-for-performance element, ~~as~~with payout eligibility and levels ~~are~~ determined based on actual financial and operational results, in addition to other factors that the Compensation Committee may determine, including as well as individual performance.

8.3.	An annual cash bonus may be awarded to Executive Officers upon the attainment of pre-set periodical objectives and individual targets determined by the Compensation Committee (and, if required by law, by the Board) at the beginning of each calendar year, or upon engagement, in case of newly hired Executive Officers, taking into account Gamida’s short and long-term goals, as well as its compliance and risk management policies. The Compensation Committee and the Board may also determine any applicable minimum thresholds that must be met for entitlement to the annual cash bonus (all or any portion thereof) and the formula for calculating any annual cash bonus payout, with respect to each calendar year, for each Executive Officer. In special circumstances, as determined by the Compensation Committee and the Board (e.g., regulatory changes, significant changes in Gamida’s business environment, a significant organizational change and a significant merger and acquisition events), the Compensation Committee and the Board may modify the objectives and/or their relative weights during the calendar year~~.~~ or may modify payouts following the conclusion of the fiscal year.

8.4.	In the event the employment of an Executive Officer is terminated prior to the end of a fiscal year, the Company may pay such Executive Officer a full annual cash bonus or a prorated one. Such bonus will become due on the same scheduled date for annual cash bonus payments by the Company.

9.	Annual Cash Bonuses - The Formula

Executive Officers other than the CEO

9.1.	The annual cash bonus of Gamida’s Executive Officers, other than the chief executive officer (the “CEO”), will be based on performance objectives and a discretionary evaluation of the Executive Officer’s overall performance by the CEO and subject to minimum thresholds. The performance objectives will be recommended by Gamida’s CEO and approved by the Compensation Committee (and, if required by law, by Gamida’s Board) at the commencement of each calendar year (or upon engagement, in case of newly hired Executive Officers or in special circumstances as indicated in Section 8.3 above) on the basis of, but not limited to, company and individual objectives. Notwithstanding the above, the Company may determine that, with respect to any Executive Officer subordinated to the CEO, which does not serve as a director, a portion or all of his or her annual cash bonus will be based on the evaluation of the CEO.

9.2.	The target annual cash bonus that an Executive Officer, other than the CEO, will be entitled to receive for any given calendar year, will not exceed 50% of such Executive Officer’s annual base salary.

9.3.	The maximum annual cash bonus including for overachievement performance that an Executive Officer, other than the CEO, will be entitled to receive for any given calendar year, will not exceed 100% of such Executive Officer’s annual base salary.

CEO

9.4.	The annual cash bonus of Gamida’s CEO will be mainly based on performance measurable objectives and subject to minimum thresholds. Such performance measurable objectives will be determined annually by Gamida’s Compensation Committee (and, if required by law, by Gamida’s Board) at the commencement of each calendar year (or upon engagement, in case of newly hired CEO or in special circumstances as indicated in Section 8.3 above) on the basis of, but not limited to, company and personal objectives. These performance measurable objectives, which include the objectives and the weight to be assigned to each achievement in the overall evaluation, will be categorized as described below:

9.4.1.	Between 40%-60% will be based on overall company performance measurable objectives;

9.4.2.	Between 20%-50% will be based on goals set forth in the Company’s annual operating plan and long-term plan;

9.4.3.	The less significant part of the annual cash bonus granted to Gamida’s CEO, and in any event not more than 25% of the annual cash bonus, may be based on a discretionary evaluation of the CEO’s overall performance by the Compensation Committee and the Board.

9.5.	The target annual cash bonus that the CEO will be entitled to receive for any given calendar year, will not exceed 100% of his or her annual base salary.

9.6.	The maximum annual cash bonus including for overachievement performance that the CEO will be entitled to receive for any given calendar year, will not exceed 150% of his or her annual base salary.

10.	Other Bonuses

10.1.	Special Bonus. Gamida may grant its Executive Officers a special bonus as an award for special achievements (such as in connection with mergers and acquisitions, offerings, achieving target budget or business plan objectives under exceptional circumstances or special recognition in case of retirement) at the CEO’s discretion for Executive Officers other than the CEO (and in the CEO’s case, at the Compensation Committee’s and the Board’s discretion), subject to any additional approval as may be required by the Companies Law (the “Special Bonus”). The Special Bonus will not exceed 30% of the Executive Officer’s total compensation package on an annual basis.

10.2.	Signing Bonus. Gamida may grant a newly recruited Executive Officer a signing bonus at the CEO’s discretion (and in the CEO’s case, at the Compensation Committee’s and the Board’s discretion), subject to any additional approval as may be required by the Companies Law (the “Signing Bonus”). The Signing Bonus will not exceed three (3) monthly entry base salaries of the Executive Officer.

10.3.	Relocation Bonus. Gamida may grant its Executive Officers a special bonus in the event of relocation of an Executive Officer to another geography (the “Relocation Bonus”). The Relocation bonus will include customary benefits associated with such relocation and its monetary value will not exceed 30% of the Executive Officer’s annual base salary.

11.	Compensation Recovery (“Clawback”)

11.1.	In the event of an accounting restatement, Gamida shall be entitled to recover from its Executive Officers the bonus compensation or the performance-based equity compensation in the amount in which such ~~bonus~~compensation exceeded what would have been paid under the financial statements, as restated (“Compensation Recovery”(, provided that a claim is made by Gamida prior to the third anniversary of fiscal year end of the restated financial statements.

11.2.	Notwithstanding the aforesaid, the compensation recovery will not be triggered in the following events:

11.2.1.	The financial restatement is required due to changes in the applicable financial reporting standards; or

11.2.2.	The Compensation Committee has determined that Clawback proceedings in the specific case would be impossible, impractical or not commercially or legally efficient~~; or~~.

~~11.2.3.~~	~~The amount to be paid under the clawback proceedings is less than 10% of the relevant bonus received by the Executive Officer.~~

Nothing in this Section 11 derogates from any other “Clawback” or similar provisions regarding disgorging of profits imposed on Executive Officers by virtue of applicable securities laws or a separate contractual obligation or other Company policy.

D. Equity Based Compensation

12.	The Objective

12.1.	The equity-based compensation for Gamida’s Executive Officers is designed in a manner consistent with the underlying objectives of the Company in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the Executive Officers’ interests with the long term interests of Gamida and its shareholders, and to strengthen the retention and the motivation of Executive Officers in the long term. In addition, since equity-based awards are structured to vest over several years, their incentive value to recipients is aligned with longer-term strategic plans.

12.2.	The equity-based compensation offered by Gamida is intended to be in ~~a~~the form of share options and/or other equity based awards, such as RSUs, restricted shares, or performance share units, in accordance with the Company’s equity incentive plan in place as may be updated from time to time.

12.3.	All equity-based incentives granted to Executive Officers, other than performance-based incentives, shall be subject to vesting periods in order to promote long-term retention of the awarded Executive Officers. Unless determined otherwise in a specific award agreement or in a specific compensation plan approved by the Compensation Committee and the Board, grants to Executive Officers, other than the non-employee directors and performance-based incentives, shall vest gradually over a period of between three (3) to five (5) years. Performance based incentives shall vest upon the Executive Officer achieving of performance measurable objectives. The exercise price of options shall be determined in accordance with Gamida’s policies, the main terms of which shall be disclosed in the annual report of Gamida.

12.4.	All other terms of the equity awards shall be in accordance with Gamida’s incentive plans and other related practices and policies. Accordingly, the Board may, following approval by the Compensation Committee, make modifications to such awards consistent with the terms of such incentive plans, including, to extend the period of time for which an award is to remain exercisable and make provisions with respect to the acceleration of the vesting period of any Executive Officer’s awards, including, without limitation, in connection with a corporate transaction involving a change of control, subject to any additional approval as may be required by the Companies Law.

13.	General guidelines for the grant of awards

13.1.	The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the Executive Officer.

13.2.	In determining the equity-based compensation granted to each Executive Officer, the Compensation Committee and the Board shall consider the factors specified in Section 13.1 above, and in any event, the total fair market value of an annual equity-based compensation award at the time of grant (not including bonuses paid in equity in lieu of cash) shall not exceed: (i) with respect to the CEO, 250% of his or her annual base salary; and (ii) with respect to each of the other Executive Officers, 150% of his or her annual base salary.

~~13.2.~~13.3.	The fair market value of the equity-based compensation for the Executive Officers will be determined by multiplying the number of shares underlying the grant by the market price of Gamida’s ordinary shares on or around the time of the grant or according to other acceptable valuation practices at the time of grant ~~based on a straight line approach~~, in each case, as determined by the Compensation Committee and the Board.

E. Retirement and Termination of Service Arrangements

14.	Advanced Notice Period

14.1.	Gamida may provide an Executive Officer, pursuant to an Executive Officer’s employment agreement and according to the Company’s decision per each case, a prior notice of termination of up to six (6) months, except for the CEO whose prior notice may be of up to twelve (12) months (the “Advance Notice Period”), during which the Executive Officer may be entitled to all of the compensation elements, and to the continuation of vesting of his/her equity awards.

14.2.	During the Advance Notice Period, an Executive Officer will be required to keep performing his/her duties pursuant to his/her agreement with the Company, unless the Company has waived the Executive Officer’s services to the Company during the Advance Notice Period and pay the amount payable in lieu of notice, plus the value of benefits.

15.	Adjustment Period

Gamida may provide an additional adjustment period to an Executive Officer, other than the CEO, according to his/her seniority in the Company, his/her contribution to the Company’s goals and achievements and the circumstances of retirement and to the CEO, during which the Executive Officer may be entitled to all of the compensation elements, and to the continuation of vesting of his/her options (the “Additional Adjustment Period”). The maximum adjustment period/retirement bonus that may be paid to each Executive Officer shall be up to six (6) month Base Salaries and may only be granted to Executive Officers who have served in the Company for at least one year.

16.	Additional Retirement and Termination Benefits

Gamida may provide additional retirement and terminations benefits and payments as may be required by applicable law (e.g., mandatory severance pay under Israeli labor laws), or which will be comparable to customary market practices.

17.	Non-Compete Grant

Upon termination of employment and subject to applicable law, Gamida may grant to its Executive Officers a non-compete grant as an incentive to refrain from competing with Gamida for a defined period of time. The terms and conditions of the Non-Compete grant shall be decided by the Board and shall not exceed such Executive Officer’s monthly base salary multiplied by twelve (12). The Board shall consider the existing entitlements of the Executive Officer in connection with the consideration of any non-compete grant.

18.	Cap for Retirement and Termination of Service Arrangements

The maximum non-statutory retirement and termination of service arrangements ~~payment to be granted to an~~payments under Sections 14-17 above for any given Executive Officer will not exceed 200% of his or her annual base salary.

F. Exculpation, Indemnification and Insurance

19.	Exculpation

Subject to the provisions of the Companies Law, the Company may releases, in advance, any director or Executive Officer from liability towards the Company for any damage that arises from the breach of the director or Executive Officer duty of care to the Company (within the meaning of such terms under Sections 252 and 253 of the Companies Law), other than breach of the duty of care towards the Company in a distribution (as such term is defined in the Companies Law).

20.	Insurance and Indemnification

20.1.	Gamida may indemnify its directors and Executive Officers to the fullest extent permitted by applicable law, for any liability and expense that may be imposed on the director or the Executive Officer, as provided in the Indemnity Agreement between such individuals and Gamida, all subject to applicable law and the Company’s articles of association.

20.2.	Gamida will provide directors’ and officers’ liability insurance (the “Insurance Policy”) for its directors and Executive Officers as follows:

~~20.2.1.~~	~~Reserved;~~

~~20.2.2.~~20.2.1.	The limit of liability of the insurer shall not exceed the greater of $50 million or 25% of the Company’s shareholders equity based on the most recent financial statements of the Company at the time of approval by the Compensation Committee; and

~~20.2.3.~~20.2.2.	The Insurance Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering Gamida’s exposures, the scope of coverage and the market conditions and that the Insurance Policy reflects the current market conditions, and it shall not materially affect the Company’s profitability, assets or liabilities.

20.3.	Upon circumstances to be approved by the Compensation Committee (and, if required by law, by the Board), Gamida shall be entitled to enter into a “run off” Insurance Policy (the “Run-Off Policy”) of up to seven (7) years, with the same insurer or any other insurance, as follows:

20.3.1.	The limit of liability of the insurer shall not exceed the greater of $50 million or 25% of the Company’s shareholders equity based on the most recent financial statements of the Company at the time of approval by the Compensation Committee;

~~20.3.2.~~	~~Reserved; and~~

~~20.3.3.~~20.3.2.	The ~~Insurance~~Run-Off Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering the Company’s exposures covered under such policy, the scope of cover and the market conditions, and that the Insurance Policy reflects the current market conditions and that it shall not materially affect the Company’s profitability, assets or liabilities.

20.4.	Gamida may extend the Insurance Policy in ~~place~~effect to include cover for liability pursuant to a future public offering of securities as follows:

20.4.1.	The additional premium for such extension of liability coverage shall not exceed 50% of the last paid annual premium; and

20.4.2.	The Insurance Policy, as well as the additional premium shall be approved by the Compensation Committee (and if required by law, by the Board) which shall determine that the sums are reasonable considering the exposures pursuant to such public offering of securities, the scope of cover and the market conditions and that the Insurance Policy reflects the current market conditions, and that it does not materially affect the Company’s profitability, assets or liabilities.

G. Arrangements upon Change of Control

21.	The following benefits may be granted to the Executive Officers (in addition, or in lieu of, to the benefits applicable in the case of any retirement or termination of service) upon or in connection with a “Change of Control”, or, where applicable, in the event of a Change of Control following of which the employment of the Executive Officer is terminated or adversely adjusted in a material way:

21.1.	Vesting acceleration of outstanding options, restricted shares, restricted share units (RSUs) and/or other equity based awards;

21.2.	Extension of the exercising period of options, restricted shares, restricted share units (RSUs) and/or other equity based awards for Gamida’s Executive Officer for a period of up to five (5) years, following the date of employment termination; and

21.3.	Up to an additional six (6) months to the additional adjustment period. For avoidance of doubt, such Additional Adjustment Period shall be in addition to the Advance Notice Period and Additional Adjustment Period pursuant to Sections 14 and 15 of this Policy~~.~~ but subject to the limitation set forth in Section 18 of this Policy.

21.4.	A cash bonus not to exceed 100% of the Executive Officer’s annual base salary in case of an Executive Officer other than the CEO and 150% in case of the CEO.

H. Board of Directors Compensation

22.	All Gamida’s non-employee Board members shall be entitled to an equal annual and per-meeting compensation. Alternatively, Gamida’s Board members may receive only an annual ~~payment~~cash fee retainer with respect to their services on the Board and additional annual ~~payments~~cash fee retainers for serving on board committees and as chairperson of the Board or its committees, without regard to their participation in meetings of the Board or its committees.

23.	The compensation of the Company’s external directors, if any are required and elected, shall be in accordance with the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel), 5760-2000, as such regulations may be amended from time to time (“Compensation of Directors Regulations”) ~~and, in any event, the annual payment and the per-meeting payment shall not be greater than two (2) times the maximal annual payment and per-meeting payment, respectively, allowed under the Compensation of Directors Regulations, in the case of Gamida~~.

24.	~~The director’s cash fee per calendar year shall not exceed an annual cash fee in the amount of $120,000 plus VAT.~~The non-employee directors shall be entitled to an annual cash fee retainer of up to $40,000 (and up to an additional $20,000 for the chairperson of the Board or lead independent director), an annual committee membership fee retainer of up to $15,000, and an annual committee chairperson cash fee retainer of up to $20,000 (it is being clarified that the payment for the chairpersons would be in lieu of (and not in addition) to the payments referenced above for committee membership).

25.	Notwithstanding the provisions of Sections 23 and 24 above, in special circumstances, such as in the case of a professional director, an expert director or a director who makes a unique contribution to the Company, such director’s compensation may be different than the compensation of all other directors and maybe greater than the maximal amount allowed above.

26.	Each non-employee member of Gamida’s Board~~, other than the chairperson,~~ may be granted ~~an annual~~ equity-based compensation ~~of up to half-a-percent (0.5%) of the fully diluted share capital of the Company.~~. The ~~chairperson of the Board may be granted~~total fair market value of a “welcome” or an annual equity-based compensation at the time of ~~up to one percent (1%)~~grant shall not exceed $100,000 at the time of ~~the fully diluted share capital~~approval of the ~~Company.~~grant by the Board.

27.	In addition, members of Gamida’s Board may be entitled to reimbursement of expenses when traveling abroad on behalf of Gamida.

28.	It is hereby clarified that the compensation (and limitations) stated under Section H will not apply to directors who serve as Executive Officers.

I. Miscellaneous

29.	It is hereby clarified that nothing in this Policy shall be deemed to grant any of Gamida’s Executive Officers or employees or any third party any right or privilege in connection with their employment by the Company. Such rights and privileges shall be governed by the respective personal employment agreements . The Board may determine that none or only part of the payments, benefits and perquisites detailed in this Policy shall be granted, and is authorized to cancel or suspend a compensation package or part of it.

30.	This Policy is subject to applicable law and is not intended, and should not be interpreted as limiting or derogating from, provisions of applicable law to the extent not permitted, nor should it be interpreted as limiting or derogating from the Company’s Articles of Association.

31.	This Policy is not intended to affect current agreements nor affect obligating customs (if applicable) between the Company and its Executive Officers as such may exist prior to the approval of this Compensation Policy, subject to any applicable law.

32.	An Immaterial Change in the Terms of Employment of an Executive Officer other than the CEO may be approved by the CEO, provided that the amended terms of employment are in accordance with this Compensation Policy. An “Immaterial Change in the Terms of Employment” means a change in the terms of employment of an Executive Officer with an annual total cost to the Company not exceeding an amount equal to three (3) monthly gross salaries of such employee.

33.	In the event that new regulations or law amendment in connection with Executive Officers and directors compensation will be enacted following the approval of this Compensation Policy, Gamida may follow such new regulations or law amendments, even if such new regulations are in contradiction to the compensation terms set forth herein.

34.	It should be clarified, that the compensation components detailed in this Policy do not relate to various components that the Company may provide to all or part of its employees and/or its Executive Officers, such as: parking spaces, entry permits for its assets, reimbursement for meals and accommodation expenses, vacations, company events, etc.

***

This Policy is designed solely for the benefit of Gamida and none of the provisions thereof are intended to provide any rights or remedies to any person other than Gamida.

ANNEX B

Gamida Cell Ltd.
Fourth Amendment
to the
Amended and Restated Articles of Association

Effective as of [●], 2023

Capitalized terms not defined herein shall have the meaning ascribed to them in the Amended and Restated Articles of Association of Gamida Cell Ltd. (the “Company”), which were adopted by the Company effective as of May 19, 2023 (the “Articles”), as previously amended.

Article 5 of the Articles is hereby amended in its entirely to state as follows:

“1.1. The share capital of the Company shall consist of NIS 3,250,000 divided into 325,000,000 ordinary shares, of a nominal value of NIS 0.01 each (the “Shares”).”

B-1

GAMIDA CELL LTD.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
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V23111-P98805 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GAMIDA CELL LTD.

The Board of Directors recommends you vote FOR Proposals 1 through 6:

	Yes	**No**
3a. I confirm that I do not have a personal interest in the resolution under Proposal 3 and I am not a controlling shareholder of the Company.	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders entitled to notice of and to vote at the annual general meeting or at any adjournment(s) or postponement(s) thereof shall be determined as of the close of business on September 11, 2023, the record date fixed by the board of directors of the Company for such purpose.

The signer hereby revokes all previous proxies given by the signer to vote at the annual general meeting or any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V23112-P98805

GAMIDA CELL LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 19, 2023

The undersigned, a shareholder of Gamida Cell Ltd. (the "Company"), hereby appoints Ms. Abigail Jenkins, Mr. Joshua Patterson and Ms. Terry Coelho, and each of them, acting individually as the attorney and proxy for the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual General Meeting of Shareholders of the Company (the "Meeting") to be held at 55 Hudson Yards, New York, New York 10001, on Thursday, October 19, 2023 at 10:00 a.m. Eastern Time (5:00 p.m. Israel Time), or at any adjournment(s) or postponement(s) thereof, with respect to all of the Ordinary Shares of the Company (the "Shares") which the undersigned would be entitled to vote as indicated with respect to the matters set forth on the reverse side of this ballot. Subject to applicable law and the rules of Nasdaq, in the absence of such instructions, the Shares represented by properly executed and received proxies will be voted "FOR" the election of the Board's nominees and all of the proposed resolutions to be presented at the Meeting or any adjournment(s) or postponement(s) thereof for which the Board of Directors of the Company recommends a "FOR" vote.

This Proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND MAIL THE ENTIRE PROXY PROMPTLY, ALONG WITH PROOF OF IDENTITY IN ACCORDANCE WITH THE COMPANY'S PROXY STATEMENT, IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.